UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

ROCHESTER MEDICAL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

ROCHESTER MEDICAL CORPORATION
One Rochester Medical Drive
Stewartville, Minnesota 55976
Telephone (507) 533-9600

December 18, 2009

Dear Shareholders:

You are cordially invited to join us for our 2010 Annual Meeting of Shareholders, which will be held on Thursday, January 28, 2010, at 3:30 p.m. (Central Time) in the Rochester Room, at the Minneapolis Hilton and Towers Hotel, 1001 Marquette Avenue, Minneapolis, Minnesota 55403. Holders of record of our common stock as of December 11, 2009, are entitled to notice of and to vote at the 2010 annual meeting.

The Notice of Annual Meeting of Shareholders and the proxy statement that follow describe the business to be conducted at the annual meeting. We also will report at the meeting on matters of current interest to our shareholders.

Your vote is important, and we hope you will be able to attend the annual meeting. Whether or not you attend the meeting, we encourage you to vote your shares promptly to ensure that they are represented at the annual meeting. You may submit your proxy vote by telephone or Internet as described in the following materials or by completing and signing the enclosed proxy card and returning it in the envelope provided. If you decide to attend the annual meeting and wish to change your proxy vote, you may do so automatically by voting in person at the annual meeting.

We look forward to seeing you at the annual meeting.

Sincerely,

Anthony J. Conway
Chairman of the Board, Chief Executive Officer
and President

ROCHESTER MEDICAL CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date and Time:	Thursday, January 28, 2010 at 3:30 p.m., Central Time

Place:	Minneapolis Hilton and Towers Hotel Rochester Room 1001 Marquette Avenue Minneapolis, Minnesota 55403

Items of Business:	1. The election of five directors to serve until the next Annual Meeting of Shareholders.

2. A proposal to approve the Rochester Medical Corporation 2010 Stock Incentive Plan.

3. The ratification of the selection of Grant Thornton LLP as our independent auditor for the fiscal year ending September 30, 2010.

4. Any other business that may properly be considered at the Annual Meeting of Shareholders or any adjournment of the meeting.

Record Date and Quorum:	You may vote at the meeting if you were a shareholder of record at the close of business on December 11, 2009. The holders of a majority of the common stock entitled to vote shall constitute a quorum for the transaction of business at the annual meeting. If such quorum shall not be present or represented at the annual meeting, the shareholders present or represented at the annual meeting may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present or represented.

Voting by Proxy:	If you cannot attend the annual meeting in person, you may vote your shares by telephone or Internet by no later than 12:00 p.m. Central Time on January 27, 2010 (as directed on the enclosed proxy card), or by completing, signing and promptly returning the enclosed proxy card by mail. The persons named as proxies in the enclosed form of proxy will vote the common stock according to the instructions given therein or, if no instruction is given, then in favor of all nominations and proposals. A person giving a proxy may revoke it before it is exercised by delivering to our Corporate Secretary a written notice terminating the proxy’s authority or by duly executing a proxy bearing a later date. A shareholder who attends the annual meeting need not revoke his or her proxy and vote in person unless he or she wishes to do so.

By Order of the Board of Directors,

David A. Jonas
Chief Financial Officer, Treasurer and Secretary

December 18, 2009

PROXY STATEMENT

i

ii

PROXY STATEMENT
2010 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JANUARY 28, 2010

The Board of Directors of Rochester Medical Corporation is soliciting proxies for use at the Annual Meeting of Shareholders to be held on January 28, 2010, and at any adjournment of the meeting. This proxy statement and the enclosed proxy card are first being mailed or made available to shareholders on or about December 18, 2009.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the annual meeting?

At our annual meeting, shareholders will act upon the matters outlined in the Notice of Annual Meeting of Shareholders and described in this proxy statement. These matters include the election of directors, the approval of a new stock incentive plan, and the ratification of the selection of our independent auditor. Also, management will report on our performance during the last fiscal year and, once the business of the annual meeting is concluded, respond to questions from shareholders, as time permits.

Please read this proxy statement carefully. You should consider the information contained in this proxy statement when deciding how to vote your shares at the annual meeting.

Who is entitled to vote at the annual meeting?

The Board of Directors has set December 11, 2009, as the record date for the annual meeting. If you were a shareholder of record at the close of business on December 11, 2009, you are entitled to vote at the annual meeting.

As of the record date, 12,192,867 shares of our common stock were issued and outstanding and, therefore, eligible to vote at the annual meeting.

What are my voting rights?

Holders of our common stock are entitled to one vote per share. Therefore, a total of 12,192,867 votes are entitled to be cast at the annual meeting. There is no cumulative voting.

How many shares must be present to hold the annual meeting?

In accordance with our bylaws, shares equal to a majority of all of the shares of our outstanding common stock entitled to vote as of the record date must be present at the annual meeting in order to hold the meeting and conduct business. This is called a quorum. Your shares are counted as present at the annual meeting if:

•	you are present and vote in person at the meeting; or

•	you have properly and timely submitted a proxy vote by mail, telephone or Internet.

If a quorum is not present or represented at the annual meeting, the shareholders and proxies entitled to vote will have the power to adjourn the annual meeting, without notice other than an announcement at that time, until a quorum is present or represented.

How do I vote my shares?

If you are a shareholder of record as of the record date, you can give a proxy to be voted at the annual meeting in any of the following ways:

•	over the telephone by calling a toll-free number;

•	electronically, using the Internet; or

•	by completing, signing and mailing the enclosed proxy card.

The telephone and Internet procedures have been set up for your convenience. We encourage you to reduce corporate expense by submitting your vote by telephone or Internet. The procedures have been designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly. If you are a shareholder of record and you would like to submit your proxy by telephone or Internet, please refer to the specific instructions provided on the enclosed proxy card. If you wish to submit your proxy by mail, please return your signed proxy card to us before the annual meeting.

If you hold your shares in “street name,” you must vote your shares in the manner prescribed by your broker or other nominee. Your broker or other nominee has enclosed or otherwise provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares. Telephone and Internet voting are also encouraged for shareholders who hold their shares in street name.

If you are the beneficial owner, submitting your proxy will not affect your right to vote in person if you decide to attend the annual meeting. See “Can I vote my shares in person at the annual meeting?” below.

What is a proxy?

It is your designation of another person to vote stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. When you designate a proxy, you also may direct the proxy how to vote your shares. Two of our executive officers have been designated as proxies for our annual meeting. These executive officers are Anthony J. Conway and David A. Jonas.

What is a proxy statement?

It is a document that we are required to give you, or provide you access to, in accordance with regulations of the Securities and Exchange Commission (the “SEC”), when we ask you to designate proxies to vote your shares of our common stock at a meeting of our shareholders. The proxy statement includes information regarding matters to be acted upon at the meeting and certain other information required by regulations of the SEC and rules of the Nasdaq Stock Market (“Nasdaq”).

What is the difference between a shareholder of record and a “street name” holder?

If your shares are registered directly in your name, you are considered the shareholder of record with respect to those shares.

If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the shareholder of record with respect to those shares. However, you still are considered the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares using the voting instruction form provided by it.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, it means that you hold shares registered in more than one account. To ensure that all of your shares are voted, please sign and return each proxy card or voting instruction card you receive or, if you submit your proxy vote by telephone or Internet, vote once for each proxy card or voting instruction card you receive.

Can I vote my shares in person at the annual meeting?

If you are a shareholder of record, you may vote your shares in person at the annual meeting by completing a ballot at the meeting. Even if you currently plan to attend the annual meeting, we recommend that you also submit your proxy as described above in advance of the annual meeting so that your vote will be counted if you later decide not to attend the meeting. If you submit your vote by proxy and later decide to vote in person at the annual meeting, the vote you submit at the annual meeting will override your proxy vote.

If you are a street name holder, you may vote your shares in person at the annual meeting only if you obtain and bring to the annual meeting a signed letter or other form of proxy from your broker, bank, trust or other nominee giving you the right to vote the shares at the meeting.

What vote is required for a proposal to be approved?

Under Minnesota law, directors are elected by the affirmative vote of a plurality of the votes cast at the annual meeting. This means that since the shareholders will be electing five directors, the five director nominees receiving the highest number of votes will be elected.

The affirmative vote of the holders of a majority of the shares of our common stock present in person or by proxy at the meeting and entitled to vote is required for the approval of the new stock incentive plan, the ratification of the selection of our independent auditor, and the approval of any other proposals.

How are votes counted?

You may either vote “FOR” or “WITHHOLD” authority to vote for each nominee for the Board of Directors. You may vote “FOR,” “AGAINST” or “ABSTAIN” on other proposals.

If you properly submit your proxy but withhold authority to vote for one or more director nominees or abstain from voting on one or more other proposals, your shares will be counted as present at the annual meeting for the purpose of determining a quorum. Your shares also will be counted as present at the annual meeting for the purpose of calculating the vote on any particular matter with respect to which you abstain from voting. If you abstain from voting on a proposal, your abstention has the same effect as a vote against that proposal.

If you hold your shares in street name and fail to instruct your broker or other nominee how you want to vote your shares on a particular matter, those shares are considered to be “uninstructed.” New York Stock Exchange rules determine the circumstances under which member brokers of the New York Stock Exchange may exercise discretion to vote “uninstructed” shares held by them on behalf of their clients who are street name holders. With respect to the proposal to ratify the selection of Grant Thornton LLP as our independent auditor, the rules permit member brokers to exercise voting discretion as to the uninstructed shares. If the broker, bank or other nominee is not permitted to exercise discretion, the uninstructed shares will be referred to as a “broker non-vote.”

How does the Board recommend that I vote?

You will vote on the following management proposals:

•	Election of five directors: Anthony J. Conway, Darnell L. Boehm, David A. Jonas, Roger W. Schnobrich and Benson Smith;

•	Approval of the Rochester Medical Corporation 2010 Stock Incentive Plan; and

•	Ratification of the selection of Grant Thornton LLP as our independent auditor for the fiscal year ending September 30, 2010.

The Board of Directors recommends that you vote FOR the election of each of the nominees to the Board of Directors, FOR the approval of the Rochester Medical 2010 Stock Incentive Plan, and FOR the ratification of Grant Thornton LLP as our independent auditor for the fiscal year ending September 30, 2010.

We are not aware of any other matters that will be voted on at the annual meeting. However, if any other business properly comes before the meeting, the persons named as proxies for shareholders will vote on those matters in a manner they consider appropriate.

What if I do not specify how I want my shares voted?

If you submit a signed proxy card or submit your proxy by telephone or Internet and do not specify how you want to vote your shares, the proxies will vote your shares:

•	FOR the election of all of the nominees for director;

•	FOR the approval of the Rochester Medical Corporation 2010 Stock Incentive Plan; and

•	FOR the ratification of the selection of Grant Thornton LLP as our independent auditor for the fiscal year ending September 30, 2010.

See also, “How are votes counted?” regarding “broker non-votes.”

Can I change my vote after submitting my proxy?

Yes. You may revoke your proxy and change your vote at any time before your proxy is voted at the annual meeting. If you are a shareholder of record, you may revoke your proxy and change your vote by:

•	if you voted over the Internet or by telephone, voting again over the Internet or by telephone by no later than 12:00 p.m. Central Time on January 27, 2010;

•	if you completed and returned a proxy card, submitting a new proxy card with a later date and returning it prior to the annual meeting; or

•	submitting timely written notice of revocation to our Corporate Secretary at the address shown below.

Attending the meeting will not revoke your proxy unless you specifically request to revoke it or submit a ballot at the meeting. To request an additional proxy card, or if you have any questions about the annual meeting or how to vote or revoke your proxy, you should write to Investor Relations, Rochester Medical Corporation, One Rochester Medical Drive, Stewartville, Minnesota 55976 or call (800) 615-2364.

Who will count the vote?

Representatives of Wells Fargo Shareowner Services, our transfer agent, will tabulate votes and act as independent inspectors of election.

Where and when will I be able to find the results of the voting?

Preliminary results will be announced at the annual meeting. We will publish the final results in our quarterly report on Form 10-Q for the quarter ending March 31, 2010 to be filed with the SEC.

Who pays for the cost of proxy preparation and solicitation?

We will pay for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokerage firms, banks, trusts or other nominees for forwarding proxy materials to street name holders. Proxies are being solicited primarily by mail, but, in addition, directors, officers and regular employees of the company, who will receive no extra compensation for their services, may solicit proxies personally, by telephone or by special letter.

What are the deadlines for submitting shareholder proposals for the 2011 Annual Meeting of Shareholders?

In order for a shareholder proposal to be considered for inclusion in our proxy statement for the 2011 Annual Meeting of Shareholders, we must receive the written proposal at our principal executive offices at One Rochester Medical Drive, Stewartville, Minnesota 55976, Attention: Corporate Secretary, on or before August 30, 2010. The proposal must comply with SEC regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials.

Our bylaws provide that a shareholder may nominate a director for election at the annual meeting if proper written notice is received by our Corporate Secretary at our principal executive offices in Stewartville, Minnesota, at least 90 days and not more than 120 days in advance of the anniversary date of the prior year’s annual meeting. A shareholder may also present from the floor a proposal that is not included in the proxy statement if proper written notice is received by our Corporate Secretary at least 90 days and not more than 120 days in advance of the anniversary date of the prior year’s annual meeting. For the 2011 annual meeting, notices of director nominations and shareholder proposals to be made from the floor must be received on or before October 30, 2010. The notice must contain the specific information required by our bylaws. You may obtain a copy of the bylaws by writing to our Corporate Secretary at the address stated below. Shareholder proposals and director nominations for which notice is received by us after October 30, 2010, may not be presented in any manner at the 2011 annual meeting.

How can I communicate with Rochester Medical Corporation’s Board of Directors?

Shareholders may communicate with our Board of Directors by sending a letter addressed to the Board of Directors, all independent directors or specified individual directors to:

Rochester Medical Corporation
c/o Corporate Secretary
One Rochester Medical Drive
Stewartville, Minnesota 55976

All communications will be compiled by the Corporate Secretary and submitted to the Board of Directors or the specified directors on a periodic basis.

Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to be Held on January 28, 2010:

Our proxy statement and 2009 Annual Report are available at www.rocm.com/ir.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows how many shares of our common stock were beneficially owned as of December 11, 2009, by:

•	each person or group who beneficially owned five percent or more of our common stock;

•	each of our directors;

•	each of the executive officers named in the Summary Compensation Table in this proxy statement; and

•	our directors and executive officers as a group.

Percentage ownership calculations for beneficial ownership are based on 12,192,867 shares outstanding as of December 11, 2009. Unless otherwise noted, the shareholders listed in the table have sole voting and investment power with respect to the shares of common stock owned by them, and their address is c/o One Rochester Medical Drive, Stewartville, Minnesota 55976.

	Amount and Nature
Name of Beneficial Owner	of Beneficial Ownership(1)		Percent of Class

Eagle Asset Management	1,243,337	(4)	10.2%
Anthony J. Conway	1,086,359	(2)(3)(5)	8.8
Townsend Group Investments, Inc.	718,679	(6)	5.9
Philip J. Conway	569,743	(2)(3)(7)	4.6
David A. Jonas	235,500	(2)(8)	1.9
Roger W. Schnobrich	129,000	(9)	1.0
Benson Smith	126,000	(10)	1.0
Martyn R. Sholtis	122,000	(2)(11)	1.0
Darnell L. Boehm	74,000	(12)	*
James M. Carper	9,250	(2)(13)	*
All directors and executive officers as a group (9 persons)	2,388,202	(14)	18.1%

*	Indicates less than 1%.

(1)	Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission, and includes general voting power and/or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days of December 11, 2009 are deemed to be outstanding for the purpose of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for computing the percentage of any other person.

(2)	The address of each of our executive officers is One Rochester Medical Drive, Stewartville, Minnesota 55976.

(3)	Messrs. Anthony J. Conway and Philip J. Conway are brothers.

(4)	We have relied upon information supplied by Eagle Asset Management (“Eagle”) in a Schedule 13G filed by Eagle with the SEC on March 5, 2009. As of that date, Eagle held sole voting and investment power with respect to 1,243,337 shares of common stock. The address for Eagle is 880 Carillon Parkway, St. Petersburg, FL 33716.

(5)	Includes 224,500 shares issuable upon exercise of currently outstanding options. Also includes 63,755 shares held by his wife.

(6)	We have relied upon information supplied by Townsend Group Investments, Inc. (“Townsend”) in a Schedule 13G/A filed by Townsend with the SEC on January 21, 2009, reporting beneficial ownership data as of December 31, 2008. As of that date, Townsend held sole voting and investment power with respect to

88,400 shares of common stock, and shared voting and investment power with respect to 630,279 shares of common stock. The address for Townsend is 22601 Pacific Coast Highway, Suite 200, Malibu, CA 90265.

(7)	Includes 166,000 shares issuable upon exercise of currently outstanding options. Also includes 9,600 shares held in an IRA for the benefit of Mr. Philip J. Conway’s wife, as to which he disclaims beneficial ownership.

(8)	Includes 194,000 shares issuable upon exercise of currently outstanding options.

(9)	Includes 104,000 shares issuable upon exercise of currently outstanding options. Also includes 24,000 shares held in an IRA for the benefit of Mr. Schnobrich. Mr. Schnobrich’s address is 530 Waycliffe North, Wayzata, Minnesota 55391.

(10)	Includes 126,000 shares issuable upon exercise of currently outstanding options. Mr. Smith’s address is 228 Southern Hill Drive, Duluth, Georgia 30097.

(11)	Includes 102,000 shares issuable upon exercise of currently outstanding options.

(12)	Includes 60,000 shares issuable upon exercise of currently outstanding options. Mr. Boehm’s address is 19330 Bardsley Place, Monument, Colorado 80132.

(13)	Includes 8,750 shares issuable upon exercise of currently outstanding options.

(14)	Includes 1,021,000 shares issuable upon exercise of currently outstanding options.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors to file initial reports of ownership and reports of changes in ownership of our securities with the Securities and Exchange Commission. Executive officers and directors are required to furnish us with copies of these reports. Based solely on a review of the Section 16(a) reports furnished to us with respect to the fiscal year ended September 30, 2009 and written representations from the executive officers and directors, we believe that all Section 16(a) filing requirements applicable to our executive officers and directors during the fiscal year ended September 30, 2009 were satisfied, with the exception of Mr. Anthony Conway who filed one day late a Form 4 report with respect to a stock option exercise and subsequent sale of shares.

PROPOSAL 1 — ELECTION OF DIRECTORS

The Board of Directors of Rochester Medical Corporation is comprised of five directors who are elected to serve until the next regular meeting of the shareholders and until each such director’s successor has been duly elected and qualified, or until the earlier death, resignation, removal or disqualification of such director.

Following the recommendation of the Nominating Committee, the Board of Directors has nominated the five persons named below for re-election to the Board of Directors at the 2010 Annual Meeting of Shareholders. It is intended that the persons named as proxies in the enclosed form of proxy will vote the proxies received by them for the election of the nominees named in the table below as directors except as specifically directed otherwise. Each nominee has indicated a willingness to serve, but in case any nominee is not a candidate at the meeting, for reasons not now known to us, the proxies named in the enclosed form of proxy will vote for a substitute nominee selected by the Board of Directors. Information regarding these nominees is set forth in the table below.

		Director
Name	Age	Since	Position

Anthony J. Conway	65	1988	Chairman of the Board, Chief Executive Officer and President
Darnell L. Boehm	61	1995	Director
David A. Jonas	45	2008	Director, Chief Financial Officer, Treasurer and Secretary
Roger W. Schnobrich	79	1995	Director
Benson Smith	62	2001	Director

Under Minnesota law, directors are elected by the affirmative vote of a plurality of the votes cast at the annual meeting. Proxies may not be voted for more than five directors. The five director nominees receiving the highest number of votes will be elected.

The Board of Directors recommends a vote FOR election of the five nominated directors. Proxies will be voted FOR the election of the five nominees unless otherwise specified.

The nominees for election as directors have provided the following information about themselves.

Anthony J. Conway, age 65, a founder of Rochester Medical, has served as Chairman of the Board, Chief Executive Officer and President of Rochester Medical since May 1988, and was our Secretary until November 2008 and our Treasurer until September 1997. In addition to his duties as Chief Executive Officer and President, Mr. Conway actively contributes to our research and development and design activities. From 1979 to March 1988, he was President, Secretary and Treasurer of Arcon Corporation (“Arcon”), a company that he co-founded in 1979 to develop, manufacture and sell latex-based male external catheters and related medical devices. Prior to founding Arcon, Mr. Conway worked for twelve years for International Business Machines Corporation in various research and development capacities. Mr. Conway is one of the named inventors on numerous patent applications that have been assigned to Rochester Medical, of which to date 20 have resulted in issued United States patents and 32 have resulted in issued foreign patents.

Darnell L. Boehm, age 61, has served as a Director of Rochester Medical since October 1995. Since 1986, Mr. Boehm has served as a Director of Aetrium, Inc. (“Aetrium”), a manufacturer of electromechanical equipment for handling and testing semiconductors, and also serves on its Audit Committee and Compensation Committee. From 1986 to 2000, Mr. Boehm also served as the Chief Financial Officer and Secretary of Aetrium. From August 1999 to January 2002, Mr. Boehm served as a Director of ALPNET, Inc., a supplier of multilingual information services including language translation, product localization and other services. He is also the principal of Darnell L. Boehm & Associates, a management consulting firm.

David A. Jonas, age 45, has served as a Director of Rochester Medical since November 2008, and has served as our Chief Financial Officer since May 2001, our Treasurer since November 2000, and as our Secretary since November 2008. From June 1, 1998 until May 2001, Mr. Jonas served as our Controller. From August 1999 until October 2001, Mr. Jonas served as our Director of Operations and had principal responsibility for our operational activities. Since November 2000, Mr. Jonas has had principal responsibility for our financial activities. Prior to joining us, Mr. Jonas was employed in various financial, financial management and operational management positions with Polaris Industries, Inc. from January 1989 to June 1998. Mr. Jonas holds a Bachelor of Science degree in Accounting from the University of Minnesota and is a certified public accountant currently under a “non-active” status.

Roger W. Schnobrich, age 79, has served as a Director of Rochester Medical since October 1995. Since September 2004, Mr. Schnobrich has served as a principal of Waynorth, Inc., a business consulting company. Mr. Schnobrich served as a partner and then of counsel with the law firm of Hinshaw & Culbertson from 1997 to

September 2004. Prior to joining Hinshaw & Culbertson, Mr. Schnobrich was a partner in the law firm of Popham, Haik, Schnobrich and Kaufman Ltd. for more than five years.

Benson Smith, age 62, has served as a Director of Rochester Medical since May 2001. Mr. Smith is the founding partner of BFS and Associates LLC, a company that provides sales organization consulting and training. From April 2000 to 2006, Mr. Smith was a lecturer for the Gallup organization. Prior to joining the Gallup organization, Mr. Smith worked for several years with C.R. Bard, Inc. (“C.R. Bard), a company specializing in medical devices, serving most recently as President and Chief Operating Officer. In 1991, Mr. Smith was elected to the position of Group Vice President, responsible for C.R. Bard’s urological product group. He was promoted to the position of Executive Vice President in 1993 and became a member of C.R. Bard’s Board of Directors in 1994. Shortly thereafter, Mr. Smith was promoted to the position of President and Chief Operating Officer. Mr. Smith is also a Director for ZOLL Medical Corporation, a publicly held medical technology and software company, and Teleflex Incorporated, a publicly held company that designs, manufactures and distributes specialty-engineered products.

CORPORATE GOVERNANCE

Director Independence

Our Board of Directors reviews at least annually the independence of each director. During these reviews, our Board of Directors considers transactions and relationships between each director (and his immediate family and affiliates) and our company and its management to determine whether any such transactions or relationships are inconsistent with a determination that the director was independent. This review is based primarily on responses of the directors to questions in a directors’ and officers’ questionnaire regarding employment, business, familial, compensation and other relationships with Rochester Medical and our management. In November 2009, our Board of Directors determined that no transactions or relationships existed that would disqualify any of our directors under Nasdaq Stock Market rules or require disclosure under Securities Exchange Commission rules, with the exception of Anthony J. Conway, our President and Chief Executive Officer, and David A. Jonas, our Chief Financial Officer, because of their employment relationship with Rochester Medical. Based upon that finding, the Board determined that Messrs. Boehm, Schnobrich and Smith are “independent.” Each of our Audit, Nominating and Compensation Committees is comprised only of independent directors.

Director Qualifications and Selection Process

The Nominating Committee of the Board of Directors determines the required selection criteria and qualifications of director nominees based upon the needs of the company at the time nominees are considered. Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of our shareholders. In evaluating a candidate for nomination as a director of Rochester Medical, the Nominating Committee will consider criteria including business and financial expertise; geography; experience as a director of a public company; gender and ethnic diversity on the Board; and general criteria such as ethical standards, independent thought, practical wisdom and mature judgment. The Nominating Committee will consider these criteria for nominees identified by the Nominating Committee, by shareholders, or through some other source.

These general criteria are subject to modification and the Nominating Committee shall be able, in the exercise of its discretion, to deviate from these general criteria from time to time, as the Nominating Committee may deem appropriate or as required by applicable laws and regulations.

The Nominating Committee will consider qualified candidates for possible nomination that are submitted by our shareholders. Shareholders wishing to make such a submission may do so by sending the following information to the Nominating Committee c/o Corporate Secretary at One Rochester Medical Drive, Stewartville, Minnesota 55976: (1) name of the candidate and a brief biographical sketch and resume; (2) contact information for the candidate and a document evidencing the candidate’s willingness to serve as a director if elected; and (3) a signed statement as to the submitting shareholder’s current status as a shareholder and the number of shares currently held.

The Nominating Committee makes a preliminary assessment of each proposed nominee based upon the resume and biographical information, an indication of the individual’s willingness to serve and other background information. This information is evaluated against the criteria set forth above and our specific needs at that time. Based upon a preliminary assessment of the candidate(s), those who appear best suited to meet our needs may be invited to participate in a series of interviews, which are used as a further means of evaluating potential candidates. On the basis of information learned during this process, the Nominating Committee determines which nominee(s) to recommend to the Board to submit for election at the next annual meeting. The Nominating Committee uses the same process for evaluating all nominees, regardless of the original source of the nomination.

No candidates for director nominations were submitted to the Nominating Committee by any shareholder in connection with the 2010 Annual Meeting of Shareholders.

Board Meetings and Committees

The Board of Directors conducts its business through meetings of the Board and the following standing committees: Audit, Nominating and Compensation. Each of the standing committees has adopted and operates under a written charter. These charters can be found on the Corporate Governance section of the Investor Relations page on our website at www.rocm.com/ir. Shareholders may request a free printed copy of any of these charters by contacting our Corporate Secretary at Rochester Medical Corporation, One Rochester Medical Drive, Stewartville, Minnesota 55976. Each of the standing committees has the authority to engage outside experts, advisors and counsel to the extent it considers appropriate to assist the committee in its work.

During the fiscal year ended September 30, 2009, the Board of Directors met formally on seven occasions, and conducted its business through nine committee meetings. No director attended fewer than 75% of all board and committee meetings during the fiscal year ended September 30, 2009. Members of the Board and its committees also consulted informally with management from time to time and acted at various times by written consent without a meeting during fiscal 2009.

The following table reflects the current membership of each Board committee.

Committee Membership
Name	Audit	Nominating	Compensation

Anthony J. Conway
Darnell L. Boehm	Chair	✓	✓
David A. Jonas
Roger W. Schnobrich	✓	✓	Chair
Benson Smith	✓	Chair	✓

Audit Committee

The Audit Committee is responsible for assisting the Board of Directors in monitoring the quality and integrity of our financial statements, our internal controls, our compliance with legal and regulatory requirements and the qualifications, performance and independence of our independent auditors. The Audit Committee has sole authority to approve, retain and terminate our independent auditors and is directly responsible for the compensation and oversight of the work of our independent auditors. The Audit Committee reviews and discusses with management and our independent auditors the annual audited and quarterly financial statements (including the disclosures under

“Management’s Discussion and Analysis of Financial Condition and Results of Operations”), reviews the integrity of the financial reporting processes, both internal and external, reviews the qualifications, performance and independence of our independent auditors, and prepares the Audit Committee Report included in our annual proxy statement in accordance with the rules and regulations of the Securities and Exchange Commission. The Audit Committee has also established procedures for the receipt, retention, response to and treatment of complaints regarding accounting, internal controls or audit matters.

All of the Audit Committee members meet the existing independence and experience requirements of the Nasdaq Stock Market and the Securities and Exchange Commission. Our Board of Directors has identified Mr. Boehm as an audit committee financial expert under the rules of the SEC. The Audit Committee met six times during the fiscal year ended September 30, 2009. The Audit Committee has engaged Grant Thornton LLP as our independent auditors for fiscal year 2010.

Nominating Committee

The Nominating Committee is responsible for assisting the Board by identifying individuals qualified to become Board members and recommending to the Board the nominees for election as directors at the next annual meeting of shareholders. The Nominating Committee also periodically reviews the structure and membership of the Board and makes recommendations with respect to the size and composition of the Board, and develops qualification criteria for Board members. All of the Nominating Committee members meet the existing independence requirements of the Nasdaq Stock Market. The Nominating Committee met once during the fiscal year ended September 30, 2009.

Compensation Committee

The Compensation Committee is responsible for assisting the Board by overseeing the administration of our compensation programs and reviewing and approving the compensation paid to our executive officers. The Compensation Committee approves corporate goals related to the compensation of the Chief Executive Officer, evaluates the Chief Executive Officer’s performance and compensates the Chief Executive Officer based on this evaluation. The Compensation Committee reviews and discusses with management the disclosure regarding executive compensation to be included in our annual proxy statement, and recommends to the Board inclusion of the Compensation Discussion and Analysis (“CD&A”) in our annual proxy statement.

All of the Compensation Committee members meet the existing independence requirements of the Nasdaq Stock Market. The Compensation Committee met two times during the fiscal year ended September 30, 2009. For further information on the activities of the Compensation Committee, please refer to the CD&A beginning on page 14 and the Compensation Committee Report on page 21.

Attendance at the Annual Meeting

We encourage, but do not require, our Board members to attend the annual meeting of shareholders. Three of the five then current directors attended our 2009 Annual Meeting of Shareholders.

Code of Business Conduct and Ethics

We have adopted the Rochester Medical Corporation Code of Business Conduct and Ethics, which applies to all of our employees, officers and directors. The Code of Business Conduct and Ethics includes particular provisions applicable to our senior financial management, which includes our Chief Executive Officer, Chief Financial Officer, controller and other employees performing similar functions. A copy of our Code of Business Conduct and Ethics is available on the Corporate Governance section of the Investor Relations page on our website at www.rocm.com/ir. We intend to post on our website any amendment to, or waiver from, a provision of our Code of

Business Conduct and Ethics that applies to any director or officer, including our principal executive officer, principal financial officer, principal accounting officer, controller and other persons performing similar functions, promptly following the date of such amendment or waiver.

DIRECTOR COMPENSATION

To determine director compensation, we periodically review director compensation information for a peer group of comparably sized publicly traded medical device companies. Compensation for our directors is designed to result in compensation for our directors that is competitive with that provided by the peer group.

Fees for 2009.  For 2009, our non-employee directors received the following cash payments:

Fees for attendance at Board and Committee meetings	$3,000
Fees for attendance at Board and Committee meetings by telephone	$1,000

No director who is also an employee of Rochester Medical receives any separate compensation for services as a director.

Non-employee directors can also each receive non-qualified stock options under our 2001 Stock Incentive Plan. Each grant typically has the following terms: (1) the exercise price is equal to the fair market value (as defined in the 2001 Stock Incentive Plan) of the common stock on the date of grant; (2) the exercise price is payable upon exercise in cash or in common stock held at least six months; (3) the term of the option is 10 years; (4) the option is immediately exercisable; and (5) the option expires if not exercised within twelve months (i) after the optionee ceases to serve as a director or (ii) following the optionee’s death.

During fiscal 2009, Messrs. Darnell Boehm, Roger W. Schnobrich and Benson Smith were the only non-employee directors and therefore the only directors eligible to receive the compensation described above. On February 3, 2009, Messrs. Boehm, Schnobrich and Smith each received an option to purchase 10,000 shares of common stock. The stock options vested immediately.

We reimburse all of our non-employee directors for reasonable travel and other expenses incurred in attending Board of Directors and committee meetings. Any director who is also one of our employees receives no additional compensation for serving as a director.

Director Compensation Table.  The following table shows the compensation of the members of our Board of Directors during fiscal year 2009:

DIRECTOR COMPENSATION

	Fees Earned or	Option
	Paid in Cash	Awards	Total
Name(1)	($)	($)(2)	($)

Darnell L. Boehm	12,000	66,760	78,760
Roger W. Schnobrich	11,000	66,760	77,760
Benson Smith	11,000	66,760	77,760

(1)	Anthony J. Conway, our Chairman of the Board, Chief Executive Officer and President, and David A. Jonas, our Chief Financial Officer, are not included in this table because they are employees of Rochester Medical Corporation and thus received no compensation for their services as a director. The compensation they received as employees of Rochester Medical Corporation is shown in the Summary Compensation Table.

(2)	The amounts shown in this column are calculated based on Accounting Standards Codification 718, Compensation — Stock Compensation (“ASC 718”), and represent the compensation expense recognized by Rochester Medical during the fiscal year for financial statement purposes. Under ASC 718, a pro rata portion of the total expense at time of grant is recognized over the applicable service period generally corresponding with the vesting schedule of the grant. The initial expense is based on the fair value of the stock option grants as estimated using the Black-Scholes option-pricing model. The assumptions used to arrive at the Black-Scholes value are disclosed in Note 7 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2009.

The option awards granted in 2009 are as follows: Mr. Boehm: 10,000 options; Mr. Schnobrich: 10,000 options; and Mr. Smith: 10,000 options. The directors held options as of September 30, 2009, as follows:

	Vested	Unvested
Name	Options	Options

Mr. Boehm	60,000	0
Mr. Schnobrich	104,000	0
Mr. Smith	126,000	0

EXECUTIVE COMPENSATION

Named Executive Officers

This section provides information relating to our executive compensation programs and the compensation paid to or accrued for our Chief Executive Officer and Chief Financial Officer, and each of our three other most highly compensated executive officers during fiscal year 2009 (collectively, our “Named Executive Officers”). Our Named Executive officers are determined in accordance with the rules of the Securities and Exchange Commission. For fiscal 2009, our Named Executive Officers include Anthony J. Conway, our Chief Executive Officer and President; David A. Jonas, our Chief Financial Officer, Treasurer and Secretary; Martyn R. Sholtis, our Corporate Vice President; Philip J. Conway, our Vice President, Product Technologies; and James M. Carper, our Vice President, Marketing.

Compensation Discussion and Analysis

Rochester Medical develops, manufactures and markets a broad line of innovative, technologically enhanced PVC-free and latex-free urinary continence and urine drainage care products for the extended care and acute care markets. We participate in the large U.S. medical device industry, and for compensation purposes we generally compare ourselves against other publicly-traded medical device companies with market capital of $100 million to $250 million. We believe the overall compensation structure for our company is below the mid-point for comparably sized publicly-traded medical device companies.

This Compensation Discussion and Analysis describes the major elements of our compensation programs for the executive officers named in the Summary Compensation Table in this proxy statement. This CD&A also discusses the objectives, philosophy, process and decisions underlying the compensation of the Named Executive Officers. The CD&A should be read together with the executive compensation tables and related footnotes found later in this proxy statement.

Our Compensation Committee, which is comprised of three independent, non-employee directors, discharges the responsibilities of our Board of Directors with respect to all forms of compensation of our executive officers and oversight of our compensation plans. The Compensation Committee operates under a written charter, and has the authority to retain outside counsel, experts and other advisors as it determines appropriate to assist it in the performance of its functions.

Compensation Philosophy

The Compensation Committee believes that compensation paid to executive officers should be closely aligned with Rochester Medical’s performance on both a short-term and long-term basis, linked to specific, measurable results intended to create value for shareholders, and that such compensation should assist us in attracting and retaining key executives critical to our long-term success.

In establishing compensation for executive officers, the following are the Compensation Committee’s objectives:

•	Attract and retain individuals of superior ability and managerial talent;

•	Ensure senior officer compensation is aligned with our corporate strategies, business objectives and the long-term interests of our shareholders;

•	Increase the incentive to achieve key strategic and financial performance measures by linking incentive award opportunities to the achievement of performance goals in these areas; and

•	Enhance the officers’ incentive to increase our stock price and maximize shareholder value, as well as promote retention of key people, by providing a portion of total compensation opportunities for senior management in the form of direct ownership in Rochester Medical through stock options and/or restricted stock.

Our overall compensation program is structured to attract, motivate and retain highly qualified executive officers by paying them competitively, consistent with our success and their contribution to that success. We believe compensation should be structured to ensure that a significant portion of an executive’s compensation opportunity will be directly related to our performance and other factors that directly and indirectly influence shareholder value. Accordingly, we set goals designed to link each Named Executive Officer’s compensation to our performance. Consistent with our performance-based philosophy, we provide a base salary to our executive officers and include a significant incentive based component, payable in cash. We do not currently have an annual performance-based equity plan for our executive officers, but may make discretionary awards of equity-based compensation to our Named Executive Officer’s under our 2001 Stock Incentive Plan.

Compensation Determination Process and Components

The Compensation Committee is provided with the primary authority to determine and approve the compensation paid to our executive officers. The Compensation Committee reviews the executive compensation program in connection with our annual performance review process, which typically concludes in November of each fiscal year, with changes to base compensation effective January 1st. We typically set base salary structures and annual incentive targets after taking into consideration a peer group of similarly sized and type of companies in the medical device industry. While this benchmark data provides a useful point of reference for measurement, rather than the determinative factor, for executive compensation, we believe this approach helps us ensure that our compensation cost structures will allow us to remain competitive in our markets. From time to time, the Compensation Committee may use outside compensation consultants to assist it in analyzing our compensation programs and determining appropriate levels of compensation and benefits. The decision to retain consultants and, if so, which consultants to retain, is made solely by the Compensation Committee.

In general, the Compensation Committee typically begins by reviewing credible third-party survey information of comparably sized, publicly-traded medical device companies to benchmark our competitive position for the three principal components of executive compensation — base salary, annual incentives and long-term incentives. The Chief Executive Officer and Chief Financial Officer participate in the Compensation Committee’s meetings at the committee’s request. To aid the Compensation Committee in making its determination, the Chief Executive Officer provides recommendations annually to the Compensation Committee regarding the compensation of all executive officers, excluding himself. Each member of the executive management team, in turn, participates in an annual performance review with the Chief Executive Officer to provide input about their contributions to our success for the period being assessed. Management does not participate in the final determination of the amount or form of executive compensation.

The Compensation Committee evaluated the following in determining the amount of executive compensation for fiscal 2009:

•	Competitive practices and the amounts and nature of compensation paid to executive officers of similarly sized and type of companies in the medical device industry; the proportionate share of compensation related to base salary and incentive cash compensation categorized by quartiles; and the job responsibilities of the executive positions included in the comparable compensation data.

•	The Chief Executive Officer’s recommendations and input to the Compensation Committee regarding the contribution of each individual executive officer to our performance.

•	For the compensation of the Chief Executive Officer, the Compensation Committee also reviewed benchmark data for Chief Executive Officers of similarly sized and type of companies in the medical device industry.

Historically, the Compensation Committee has utilized salary data of similarly sized and type of medical device companies produced by Equilar and considered actual salary amounts provided in peer group proxy statements. The Compensation Committee engaged Towers Perrin, an independent compensation consultant, during the summer of 2008 to further review and analyze our overall compensation program and to provide competitive market data for five executive officer positions: Chief Executive Officer, Chief Financial Officer, Corporate Vice President, Vice President, Operations, and Vice President, Marketing. The Compensation Committee also requested available data on the prevalence and amount of executive perquisites. In evaluating the competitiveness of our compensation programs, Towers Perrin reviewed, and provided to the Compensation Committee, market data from the following sources:

•	Proxy Analysis of Peer Companies. The Compensation Committee considered the compensation practices of a peer group of 26 publicly traded companies as listed below:

Alphatec Holdings Inc.	Endologix Inc.	Stereotaxis Inc.
AngioDynamics Inc.	I-Flow Corp.	Strategic Diagnostics Inc.
Aspect Medical Systems Inc.	IRIS International Inc.	Synovis Life Technologies Inc.
AtriCure Inc.	Kensey Nash Corp.	Utah Medical Products Inc.
ATRION Corp.	Micrus Endovascular Corp.	ViaCell Inc.
Cerus Corp.	Natus Medical Inc.	Vital Images Inc.
Clarient Inc.	NxStage Medical Inc.	VNUS Medical Technologies Inc.
Cyberonics Inc.	Orthovita Inc.	Young Innovations Inc.
Cynosure Inc.	Spectranetics Corp.

•	External Surveys. In analyzing the competitiveness of our compensation programs, Towers Perrin reviewed the following three external surveys covering both the general and medical instruments industry: (1) Watson Wyatt’s 2007/2008 Industry Report on Top Management Compensation (General Industry),

(2) Watson Wyatt’s 2007/2008 Industry Report on Top Management Compensation (Instruments and Bio-Medical Equipment and Supplies), and (3) William Mercer’s 2007 Executive Survey.

Rochester Medical’s executive positions were matched to benchmark positions from each survey based on the job descriptions provided to Towers Perrin by the company. The survey data was updated to July 1, 2008, using an annual adjustment factor of 4.0% and were scaled to Rochester Medical’s size of $32 million in revenue.

In November 2008, the Compensation Committee used this data for purposes of its compensation decisions for fiscal 2009. Our review indicated that, in general, we were providing annual cash compensation below the median of the companies in the data we reviewed. We believe, however, the design of base and incentive annual cash compensation appropriately provides market compensation to our executive officers.

Base Salary

Base salaries are designed to provide regular recurring compensation for the fulfillment of the regular duties and responsibilities associated with job roles, and are paid in cash on a semi-monthly basis. The base salaries for our executive officers generally are established at the beginning of each fiscal year (but with annual adjustments effective on a calendar year basis) based on each individual’s experience, an analysis of each individual’s performance during the prior year, market factors including the salary levels of comparable positions in the medical device industry using credible third-party survey information, and other publicly available data of comparable companies. The base salaries for our executive officers are structured to be market-competitive and to attract and retain these key employees. An executive’s base salary is also determined by reviewing the executive’s other compensation to ensure that the executive’s total compensation is in line with our overall compensation philosophy.

The Compensation Committee reviews base salaries annually. The Compensation Committee establishes base salaries for executive officers (other than the Chief Executive Officer) based upon prior year performance reviews conducted by the Chief Executive Officer and his recommendations as presented to the Compensation Committee for approval or modification, in conjunction with available market data. Additionally, we may adjust base salaries as warranted throughout the year for promotions or other changes in the scope or breadth of an executive’s role or responsibilities. The base salary of the Chief Executive Officer is established by the Compensation Committee after consideration of the Chief Executive Officer’s performance for the prior year. As part of its determination, the Compensation Committee reviews the company’s actual performance during the year, as well as available market data. The Committee also considered the relatively high equity ownership position in Rochester Medical that Mr. Conway maintains, which serves to partially offset the lower percentile for base compensation against the company’s peers.

The Compensation Committee approved competitive base salary increases for our Named Executive Officers for fiscal year 2009 as follows:

Name	2008 Base Salary(1)	2009 Base Salary(1)	% Change

Anthony J. Conway	$265,000	$280,900	6%
David A. Jonas	$200,000	$208,000	4%
Martyn R. Sholtis	$187,000	$194,480	4%
Philip C. Conway	$172,000	$178,880	4%
James M. Carper	$120,000	$130,000	8.3%

(1) Base salary adjustments are effective January 1st of each year. The amounts listed above are amounts approved by the Compensation Committee for January through December and will differ from Base Salary amounts presented in the Summary Compensation Table, which lists amounts actually earned from October 1 through September 30.

For fiscal 2009, the Compensation Committee approved a 6% increase in base salary for our Chief Executive Officer in recognition of the company’s financial performance in fiscal 2008, as well as in an effort to bring his base salary closer to those of executives in a similar position at comparable companies. The information provided by the Committee’s independent consultant in fiscal 2008 confirmed that the base salary compensation of our Chief Executive Officer was below market. The other Named Executive Officers received base salary increases of 4%, which were generally consistent with increases provided to other salaried employees of the company, with the exception of Mr. Carper, whose base salary was increased 8.3% in recognition of the increased executive role he was assuming as our Vice President of Marketing upon the retirement of Ms. Dara Lynn Horner.

Annual Cash Incentives

Rochester Medical’s Management Incentive Plan is designed to provide executive officers with annual incentive compensation based on the achievement of certain corporate performance objectives. At the beginning of each year, the objectives are initially proposed by our Chief Executive Officer. The objectives are then reviewed, revised and approved by the Compensation Committee. “Target,” “minimum,” and “maximum” levels are assigned to each performance objective to determine payouts. Under the Management Incentive Plan, there are no guaranteed minimum payouts. In other words, the minimum level of payout is zero. While the Management Incentive Plan allows for payouts at less than the target level, all such payments are made at the sole discretion of the Board of Directors. The bonuses are reviewed by the Compensation Committee and, upon the recommendation of the Compensation Committee, approved by the Board of Directors.

As necessary, the Compensation Committee may modify or re-weight the objectives during the course of the fiscal year to reflect changes in the company’s business plan. In the event certain threshold performance levels are exceeded but applicable target levels are not achieved, the executive officers will earn proportional awards. Incentive amounts to be paid under the performance-based programs may be adjusted by the Compensation Committee to account for unusual events such as extraordinary transactions, asset dispositions and purchases, and mergers and acquisitions if, and to the extent, the Compensation Committee does not consider the effect of such events indicative of company performance. Payments under each of the programs are contingent upon continued employment, though pro rata bonus payments will be paid in the event of death or disability based on actual performance at the date relative to the targeted performance measures for each program.

For fiscal 2009, our performance objectives included quantitative financial goals based on sales and gross margin targets. In prior years, the performance objectives had been based on sales and operating income goals. The Compensation Committee considered gross margin as a business criteria to be more reflective of our current business strategy of increasing market share and gross margin while still managing the business to maintain profitability. Under the Management Incentive Plan for fiscal 2009, Mr. Anthony Conway could have earned a maximum bonus up to 75% of his base salary with a target of 50% of his base salary. Messrs. Jonas, Sholtis and Philip Conway could have earned a maximum bonus of 60% of their respective base salary with a target of 40% of their respective base salaries. Mr. Carper could have earned a maximum bonus of 52.5% of his base salary with a target of 35% of his base salary. The maximum and target bonus percentages for Mr. Anthony Conway were increased slightly from the prior fiscal year to increase the incentive nature of the program.

Each of their bonuses was weighted 50% on sales performance objectives and 50% on gross margin objectives, which the Compensation Committee believes is an appropriate weighting because they emphasized in nearly equal measure our top performance priorities, with the exception of Mr. Sholtis and Mr. Carper whose bonuses were weighted 75% on sales performance objectives and 25% on gross margin objectives to correlate with their job functions. The sales and gross margin performance targets were approved by the Compensation Committee. The performance target for sales for achievement of the target bonus contemplated 16% growth in sales over fiscal 2008, as adjusted for variations in the currency exchange rate, with the minimum requirement set at sales equivalent to fiscal 2008 results, and the maximum payout earned at 32% growth in sales over fiscal 2008. The performance target for gross margin for achievement of the target bonus contemplated 1.5% increase in gross margin over fiscal

2008, as adjusted for variations in the currency exchange rate, with the minimum requirement set at 4% below the budgeted fiscal 2009 gross margin percentage, and the maximum payout earned at 4% above the budgeted fiscal 2009 gross margin percentage.

At its November 2009 meeting, the Compensation Committee reviewed the achievement of the corporate objectives in awarding bonuses under the Management Incentive Plan, and concluded that total sales for fiscal 2009 were $34,798,000, or 44.7% of the level needed to achieve the target bonus, and gross margin was at 48.4%, or 100% of the level needed to achieve the target bonus. The Board of Directors, upon the recommendation of the Compensation Committee, approved the 2009 bonus awards on November 17, 2009. As a result, the following bonuses were awarded to each of the executive officers named in this proxy statement for the year ended September 30, 2009:

	Fiscal 2009
	Base Salary	% Bonus	Amount of
Name	Earned	Earned(1)	Bonus Paid

Anthony J. Conway	$276,925	36.17347%	$100,173
David A. Jonas	$206,000	28.93878%	$59,614
Martyn R. Sholtis	$192,610	23.40817%	$45,086
Philip C. Conway	$177,160	28.93878%	$51,268
James M. Carper	$128,750	20.48215%	$26,371

(1)	Bonus percentage earned is calculated by multiplying the sum of (a) the product of the percentage of the sales target achieved (e.g. 44.7%) multiplied by the percentage weight given to the sales target (e.g. 50%) plus (b) the product of the percentage of the gross margin target achieved (e.g. 100%) multiplied by the percentage weight given to the gross margin target (e.g. 50%), by the individual executive’s target bonus percentage.

Long-Term Incentives

As discussed above, we believe that equity ownership in Rochester Medical is important to tie the ultimate level of an executive officer’s compensation to the performance of our stock and shareholder gains while creating an incentive for sustained growth. Our 2001 Stock Incentive Plan allows us the opportunity to grant stock options and restricted stock awards. We typically grant stock options to executive officers at the commencement of their employment. The number of stock options granted to an executive officer upon commencement of employment is based on several factors, including the executive’s responsibilities, experience and the value of the stock option at the time of grant. Additional grants other than the initial grant may be made following a significant change in job responsibility or in recognition of performance. We do not currently have an annual performance-based equity plan. The Compensation Committee may consider adopting such a plan in the future.

Stock options granted to our executive officers generally vest in 25% annual cumulative installments beginning one year from the date of grant. Stock option grants are made with an exercise price equal to the closing market price of our common stock on the date of grant. Shares of restricted stock granted under our 2001 Stock Incentive Plan vest 100% on the fourth anniversary of the date of grant.

The Compensation Committee does not award stock options according to a prescribed formula or target. In determining the number of stock options granted to individuals and to the officers as a group, individual experience, contributions and achievements are considered, as well as the recommendations of the Chief Executive Officer. The Compensation Committee also considers the amount of equity awards granted to executives in similar positions at comparable companies. A review of each component of the executive’s compensation is conducted when determining annual equity awards to ensure that an executive’s total compensation is in line with our overall compensation philosophy. For determining the number of stock options to grant in fiscal 2009, the Compensation

Committee considered in particular the competitive market data provided by the Committee’s independent consultant in fiscal 2008 with respect to the proportionate share of compensation related to long-term incentive compensation, and determined that the size of grant was within market range.

The Compensation Committee and the Board of Directors approved the following stock option awards to our Named Executive Officers in fiscal 2009 in recognition of their contributions to the company:

	2009 Stock	Exercise Price
Name	Option Award	per Share

Anthony J. Conway	30,000	$11.27
David A. Jonas	20,000	$11.27
Martyn R. Sholtis	20,000	$11.27
Philip C. Conway	20,000	$11.27
James M. Carper	20,000	$11.27

Perquisites

The Committee’s philosophy is to have as few perquisites as possible. Currently, we compensate Mr. Sholtis for club membership payments in support of business development activities.

Other Compensation

We provide our executive officers with the same benefits as our other full-time employees, including health insurance, life and disability insurance and dental insurance, which we believe are reasonable, competitive and consistent with our overall executive compensation program in order to attract and retain talented executives. The Compensation Committee periodically reviews the levels of benefits provided to executive officers.

Rochester Medical provides a 401(k) retirement savings plan in which all full-time employees, including the executive officers, may participate. Eligible employees may elect to reduce their current compensation by an amount no greater than the statutorily prescribed annual limit and may have that amount contributed to the 401(k) plan. Participation of the executive officers is on precisely the same terms as any other participant in the plan. Matching contributions may be made to the 401(k) plan at the discretion of our Board. Currently we match 50% of the employee’s contribution up to a cap of 2.5%.

Severance Benefits

We have entered into employment agreements with Anthony Conway and Philip Conway that provide severance benefits upon termination of employment without cause or by reason of death or permanent disability. The terms of these arrangements were set through the course of arms-length negotiations with each of these officers. Rochester Medical has also entered into change-in-control severance agreements with each of our executive officers that provide financial protection in the event of a change-in-control of the company that disrupts an executive officer’s career. These agreements are designed to attract and retain high caliber executive officers, recognizing that change in control protections are commonly provided at comparable companies with which we compete for executive talent. In addition, the Compensation Committee believes change-in-control protections enhance the impartiality and objectivity of the executive officers in the event a change-in-control transaction and better ensure that shareholder interests are protected. A more complete description of the employment agreements and change-in-control agreements, as well as an estimate of the compensation that would have been payable had they been triggered as of fiscal year-end, is found beginning at page 26 of this proxy statement. The Compensation Committee will continue to review these arrangements annually to determine whether they are necessary and appropriate under the company’s current circumstances and the circumstances of the individual Named Executive Officers.

Compliance with Internal Revenue Code Section 162(m)

As a result of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), we will not be allowed a federal income tax deduction for compensation paid to certain executive officers to the extent that compensation exceeds $1 million per officer in any one year. This limitation will apply to all compensation paid to the covered executive officers which is not considered to be performance-based. Compensation which does qualify as performance-based compensation will not have to be taken into account for purposes of this limitation.

Section 162(m) of the Code did not affect the deductibility of compensation paid to our executive officers in fiscal 2009 and it is anticipated it will not affect the deductibility of such compensation expected to be paid in the foreseeable future. The Compensation Committee will continue to monitor this matter and may propose additional changes to the executive compensation program if warranted.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee of the Board of Directors of Rochester Medical

Darnell L. Boehm	Roger W. Schnobrich	Benson Smith

The following tables and accompanying narrative disclosures and footnotes should be read in conjunction with the CD&A, which sets forth the objectives of Rochester Medical Corporation’s executive compensation and benefit program.

Summary Compensation Table

The table below contains information about the cash and non-cash compensation for the last three fiscal years awarded to or earned by the individuals who served as our Chief Executive Officer or Chief Financial Officer, and each of our three other Named Executive Officers.

SUMMARY COMPENSATION TABLE

						Non-Equity
				Stock	Option	Incentive Plan	All Other
		Salary	Bonus	Awards	Awards	Compensation	Compensation	Total
Name and Principal Position	Year	($)	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)

Anthony J. Conway	2009	276,925	—	—	199,023	100,173	—	576,121
Chief Executive Officer	2008	258,283	—	—	173,605	69,016	—	500,904
and President	2007	234,812	—	—	176,415	131,704	—	542,931
David A. Jonas	2009	206,000	—	53,036	123,708	59,614	—	442,358
Chief Financial Officer,	2008	195,000	—	53,189	108,401	46,316	—	402,906
Treasurer and Secretary	2007	176,503	—	52,165	110,715	86,624	—	426,007
Martyn R. Sholtis	2009	192,610	—	53,036	123,319	45,086	6,934	420,985
Corporate Vice President	2008	184,750	—	53,189	106,314	57,085	6,552	407,890
	2007	174,844	—	52,165	105,522	87,413	5,923	425,867
Philip J. Conway	2009	177,160	—	—	123,319	51,268	—	351,747
Vice President, Product	2008	170,000	—	—	106,321	40,378	—	316,699
Technologies	2007	161,955	—	—	105,522	79,485	—	346,962
James M. Carper(6)	2009	128,750	—	—	67,071	26,371	—	222,192
Vice President, Marketing	2008	113,077	—	—	29,340	16,600	—	159,017
	2007	51,615	—	—	13,829	—	—	65,444

(1)	Under current reporting rules, only discretionary or guaranteed bonuses are disclosed in this column. We award bonuses under our Management Incentive Plan based on our achievement of certain performance targets. Accordingly, bonus payments are reported in the Non-Equity Incentive Plan Compensation column.

(2)	The amounts shown in this column are calculated based on ASC 718 and represent the compensation expense recognized by Rochester Medical during the fiscal year for financial statement purposes, excluding the financial impact of the estimated forfeitures related to service-based vesting conditions. Under ASC 718, a pro rata portion of the total expense calculated at time of grant is recognized over the applicable service period generally corresponding with the vesting schedule of the stock award. The expenses represented in this column relate to restricted stock grants originally made on November 21, 2006, which vest 100% on the fourth anniversary of the date of grant. The initial expense is based on the fair value of the restricted stock grants on the date of grant.

(3)	The amounts shown in this column are calculated based on ASC 718 and represent the compensation expense recognized by Rochester Medical during the fiscal year for financial statement purposes, excluding the financial impact of the estimated forfeitures related to service-based vesting conditions. Under ASC 718, a pro rata portion of the total expense calculated at time of grant is recognized over the applicable service period generally corresponding with the vesting schedule of the option award. We typically have made annual grants to the officers named above and to the other members of the executive team. Such options typically vest in 25% annual cumulative installments beginning one year from the date of grant. The initial expense is based on the fair value of the stock option grants as estimated using the Black-Scholes option-pricing model. The assumptions used to arrive at the Black-Scholes value are disclosed in the following notes to our consolidated financial statements: (i) Note 7 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2009, (ii) Note 6 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2008, and (iii) Note 6 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2007.

(4)	Represents cash bonuses earned during 2009, 2008 and 2007 for achieving performance goals under our Management Incentive Plan. See the CD&A for a more detailed description.

(5)	The amounts shown in this column consists of club membership dues for Mr. Sholtis in support of business development activities.

(6)	Mr. Carper rejoined Rochester Medical in March 2007, and was promoted to Vice President, Marketing in November 2008.

Grants of Plan-Based Awards

The following table summarizes the fiscal 2009 grants of equity and non-equity plan-based awards to the Named Executive Officers. All of the equity plan-based awards were granted under the Rochester Medical Corporation 2001 Stock Incentive Plan.

GRANTS OF PLAN-BASED AWARDS

						All Other	All Other
						Stock	Option
						Awards:	Awards:	Exercise		Grant
						Number of	Number of	or Base		Date Fair
			Estimated Future Payouts Under Non-Equity			Shares of	Securities	Price of	Closing	Value of
			Incentive Plan Awards(1)			Stock or	Underlying	Option	Market	Stock and
	Grant	Approval	Threshold	Target	Maximum	Units	Options	Awards	Price	Option Awards
Name	Date	Date	($)	($)	($)	(#)	(#)(2)	($/Sh)	($/Sh)	($)(3)

Anthony J. Conway	—	—	—	138,463	207,695	—	—	—	—	—
	2/3/09	2/3/09	—	—	—	—	30,000	11.27	11.27	199,733
David A. Jonas	—	—	—	82,400	123,600	—	—	—	—	—
	2/3/09	2/3/09	—	—	—	—	20,000	11.27	11.27	133,153
Martyn R. Sholtis	—	—	—	77,044	115,566	—	—	—	—	—
	2/3/09	2/3/09	—	—	—	—	20,000	11.27	11.27	133,153
Philip J. Conway	—	—	—	70,864	106,296	—	—	—	—	—
	2/3/09	2/3/09	—	—	—	—	20,000	11.27	11.27	133,153
James M. Carper	—	—	—	45,063	67,595	—	—	—	—	—
	2/3/09	2/3/09	—	—	—	—	20,000	11.27	11.27	133,153

(1)	These columns show the potential payments for each of these executive officers under our Management Incentive Plan for fiscal 2009 performance. The target bonus for each executive officer is a percentage of the respective base salary for the executive officer. Under the Management Incentive Plan for fiscal 2009, Mr. Anthony Conway could have earned a bonus up to 75% of his base salary with a target of 50% of his base salary. Messrs. Jonas, Sholtis, and Philip Conway could have earned a bonus of up to 60% of their respective base salary with a target of 40% of their respective base salaries. Mr. Carper could have earned a bonus of up to 52.5% of his base salary with a target of 35% of his base salary. Each of their bonuses was weighted 50% on sales performance objectives and 50% on gross margin objectives, with the exception of Mr. Sholtis and Mr. Carper whose bonuses were weighted 75% on sales performance objectives and 25% on gross margin objectives. Under the Management Incentive Plan, there are no guaranteed minimum payouts. In other words, the minimum level of payout or the threshold level is zero. While the Management Incentive Plan allows for payouts at less than the target level, all such payments are made at the sole discretion of the Board of Directors. The bonuses are reviewed and approved by the Compensation Committee. The actual awards made to the executive officers in the table are reported in the Non-Equity Incentive Plan Compensation column in the Summary Compensation table and are discussed further above under the heading “Compensation Discussion and Analysis.”

(2)	Stock options were granted under our 2001 Stock Incentive Plan and vest in 25% annual cumulative installments beginning one year from the date of grant.

(3)	Valuation of option awards based on the grant date fair value of the options as estimated using the Black-Scholes option-pricing model. Use of this model should not be construed as an endorsement of its accuracy. All stock option pricing models require predictions about the future movement of the stock price. The assumptions used to arrive at the Black-Scholes value are disclosed in Note 7 to our financial statements included in our

Annual Report on Form 10-K for the fiscal year ended September 30, 2009. The real value of the options in this table will depend on the actual performance of our common stock during the applicable period and the fair market value of our common stock on the date the options are exercised.

2001 Stock Incentive Plan

Our 2001 Stock Incentive Plan was adopted in February 2001, and amended by our shareholders in January 2006. The number of shares of common stock authorized for issuance under the 2001 Stock Incentive Plan is 2,000,000 shares. As of September 30, 2009, options to purchase an aggregate of 1,308,500 shares of common stock were outstanding under the Plan and an aggregate of 505,000 shares of common stock had been issued upon the exercise of stock options under the Plan. Additionally, 40,000 shares of common stock had been issued as restricted stock. Any stock options or restricted stock granted under the 2001 Stock Incentive Plan that expire or are terminated prior to exercise will be eligible again for issuance under the 2001 Stock Incentive Plan.

The 2001 Stock Incentive Plan provides for the grant of incentive stock options and nonqualified stock options. Incentive stock options must be granted at an exercise price not less than the fair market value of the common stock on the grant date. The stock options granted to participants owning more than 10% of our outstanding voting stock must be granted at an exercise price not less than 110% of fair market value of the common stock on the grant date. The options expire on the date determined by the Board of Directors, but may not extend more than 10 years from the grant date, while incentive stock options granted to participants owning more than 10% of our outstanding voting stock expire five years from the grant date. Employee stock options typically vest in 25% annual cumulative installments beginning one year from date of grant. Our officers, employees, directors, consultants, independent directors and affiliates are eligible to receive stock options under the 2001 Stock Incentive Plan; however, incentive stock options may only be granted to our employees.

The Compensation Committee of our Board of Directors administers the 2001 Stock Incentive Plan. Our Board of Directors or the Compensation Committee may select the recipients of stock options and restricted stock and determine, subject to any limitations in the 2001 Stock Incentive Plan:

•	the number of shares of common stock covered by options and the dates upon which those options become exercisable;

•	the number of shares of restricted stock and the dates upon which those shares vest;

•	the exercise prices of options;

•	the duration of options; and

•	the methods of payment of the exercise price.

Certain stock option agreements issued pursuant to the 2001 Stock Incentive Plan provide that on the date (i) a public announcement is made by us or any person that such person beneficially owns more than 50% of our outstanding common stock, (ii) we consummate a merger, consolidation or statutory share exchange with any other person in which the surviving entity would not have as its directors at least 60% of our current Board and would not have at least 60% of its common stock owned by our shareholders prior to such merger, consolidation or statutory share exchange, (iii) a majority of our Board is not comprised of our current directors or directors elected upon recommendation of our Board of Directors, or (iv) a sale or disposition of all or substantially all of our assets or our dissolution (a “Change in Control”), 100% of the unvested stock options outstanding as of the date of the change-in-control event will become immediately exercisable. Additionally, our restricted stock agreements issued pursuant to the Plan provide that upon the occurrence of a Change in Control, such shares shall fully vest.

Our Board of Directors may amend, alter, suspend, discontinue or terminate any outstanding award, only with the consent of the holder, unless our Board determines that such action would not adversely affect the holder. Our Board of

Directors may at any time amend, alter, suspend, discontinue or terminate the 2001 Stock Incentive Plan, except that, to the extent determined by our Board, no amendment requiring shareholder approval under any applicable securities exchange listing requirement will become effective until the requisite shareholder approval is obtained. See also “Proposal 2 — Proposal to Approve the Rochester Medical Corporation 2010 Stock Incentive Plan.”

Outstanding Equity Awards at Fiscal Year-End

The following table shows the unexercised stock options and unvested restricted stock held at the end of fiscal year 2009 by the Named Executive Officers.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards				Stock Awards
	Number of	Number of			Number of	Market Value
	Securities	Securities			Shares or	of Shares
	Underlying	Underlying			Units of	or Units
	Unexercised	Unexercised	Option	Option	Stock Held	of Stock that
	Options (#)	Options (#)	Exercise	Expiration	that Have Not	Have not
Name	Exercisable(1)	Unexercisable(1)	Price ($)	Date	Vested (#)(2)	Vested ($)(3)

Anthony J. Conway	30,000	—	2.36	3/12/11	—	—
	20,000	—	2.34	4/6/11	—	—
	30,000	—	2.17	10/16/11	—	—
	16,000	—	4.13	1/2/13	—	—
	16,000	—	4.63	1/2/14	—	—
	40,000	—	4.70	1/1/15	—	—
	15,000	5,000	5.70	1/26/16	—	—
	20,000	20,000	12.30	11/21/16	—	—
	7,500	22,500	11.23	2/6/18	—	—
	—	30,000	11.27	2/3/19	—	—
David A. Jonas	20,000	—	2.56	11/21/10	—	—
	40,000	—	2.34	4/6/11	—	—
	20,000	—	2.17	10/16/11	—	—
	10,000	—	4.13	1/2/13	—	—
	14,000	—	4.63	1/2/14	—	—
	40,000	—	4.70	1/1/15	—	—
	15,000	5,000	5.70	1/26/16	—	—
	10,000	10,000	12.30	11/21/16	—	—
	—	—	—	—	20,000	240,800
	5,000	15,000	11.23	2/6/18	—	—
	—	20,000	11.27	2/3/19	—	—
Martyn R. Sholtis	10,000	—	4.13	1/2/13	—	—
	12,000	—	4.63	1/2/14	—	—
	30,000	—	4.70	1/1/15	—	—
	15,000	5,000	5.70	1/26/16	—	—
	10,000	10,000	12.30	11/21/16	—	—
	—	—	—	—	20,000	240,800
	5,000	15,000	11.23	2/6/18	—	—
	—	20,000	11.27	2/3/19	—	—
Philip J. Conway	24,000	—	2.63	2/20/11	—	—
	20,000	—	2.34	4/6/11	—	—
	20,000	—	2.17	10/16/11	—	—
	10,000	—	4.13	1/2/13	—	—
	12,000	—	4.63	1/2/14	—	—
	30,000	—	4.70	1/1/15	—	—
	15,000	5,000	5.70	1/26/16	—	—
	10,000	10,000	12.30	11/21/16	—	—
	5,000	15,000	11.23	2/6/18	—	—
	—	20,000	11.27	2/3/19	—	—
James M. Carper	2,500	2,500	18.02	3/13/17	—	—
	1,250	3,750	10.89	2/12/18	—	—
	—	20,000	11.27	2/3/19	—	—

(1)	Stock options were granted under our 2001 Stock Incentive Plan and vest in 25% annual cumulative installments beginning one year from the date of grant.

(2)	Shares of restricted stock were granted under our 2001 Stock Incentive Plan and vest 100% on the fourth anniversary of the date of grant.

(3)	Market value based on the closing market price of our common stock on September 30, 2009, or $12.04 per share. The amounts indicated are not necessarily indicative of the amounts that may be realized by our Named Executive Officers.

Option Exercises and Stock Vested

The following table summarizes the option exercises for each of our Named Executive Officers for the fiscal year ended September 30, 2009:

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized on	Acquired on	Value Realized
Name	Exercise (#)	Exercise ($)(1)	Vesting (#)	on Vesting ($)

Anthony J. Conway	60,000	502,422	—	—
David A. Jonas	20,000	177,200	—	—
Martyn R. Sholtis	—	—	—	—
Philip J. Conway	20,000	172,674	—	—
James M. Carper	—	—	—	—

(1)	Value based on the difference between the market price of our common stock on the date of exercise and the exercise price per share of the options.

(2)	No restricted stock vested in fiscal 2009 for these executive officers.

Potential Payments Upon Termination or Change-in-Control

Except as discussed below, if the employment of any of Messrs. Conway, Jonas, Sholtis, Conway or Carper is voluntarily or involuntarily terminated, no additional payments or benefits will accrue or be paid to him, other than what the officer has accrued and is vested in under the benefit plans discussed above in this proxy statement. Except in connection with a change-in-control of Rochester Medical, a voluntary or involuntary termination will not trigger an acceleration of the vesting of any outstanding stock options or shares of restricted stock.

Employment Agreements

On August 31, 1990, we entered into an Employment Agreement with Anthony J. Conway as Chief Executive Officer, which agreement automatically renews for successive one year periods until employment is terminated in accordance with the agreement. The agreement provides for a base salary to be reviewed periodically by the Board of Directors or a committee thereof, and such additional bonus and other compensation as may be established from time to time by the Board based upon an annual business plan setting goals for the company. Mr. Conway is also entitled to participate in customary employee benefit programs determined from time to time by the Board.

Mr. Conway’s Employment Agreement may be terminated (i) by Mr. Conway at any time by giving us 30 days prior written notice; (ii) by the Board without cause on any annual renewal date upon written notice to Mr. Conway at least 90 days prior to the annual renewal date; (iii) by the Board, upon written notice effective immediately, for cause as defined in the Employment Agreement; or (iv) by either party upon written notice effective immediately if the other party becomes bankrupt or initiates similar proceedings for the protection of creditors. The Employment Agreement also terminates automatically upon Mr. Conway’s death or permanent disability.

If the Employment Agreement is terminated voluntarily or with cause, Mr. Conway will be entitled to the base salary earned by him prior to the date of termination plus any unreimbursed expenses. If the Employment

Agreement is terminated without cause, Mr. Conway will be entitled to receive a severance cash payment as liquidated damages for, and in lieu of, any and all damages which he may incur as a result of such termination in an amount equal to the greater of (i) his then base salary for six months, or (ii) the amounts reasonably estimated to be due under the Employment Agreement for the six months following the annual renewal date upon which the termination becomes effective, which shall be payable within 30 days from the date of termination plus, in either case, one half of the cash bonus to which he would have been entitled to had he continued in the employment of the company for the year following termination. In the event of Mr. Conway’s death or permanent disability, Mr. Conway (or his estate) will be entitled to his then base salary for a period of six months, plus the cash bonus payable with respect to the fiscal year of death or disability, in accordance with normal payment procedures.

Mr. Conway’s Employment Agreement also includes the agreement of Mr. Conway not to compete with Rochester Medical for a period of one year after he has ceased to be employed by Rochester Medical

On August 31, 1990, we entered into an Employment Agreement with Philip J. Conway as an officer of Rochester Medical, with the same terms as the Employment Agreement with Anthony Conway (other than position and initial base salary).

We do not have written employment agreements with Messrs. Jonas, Sholtis or Carper.

Change in Control Agreements

The Compensation Committee of the Board authorized change in control agreements with Philip J. Conway, Vice President of Production Technologies, on December 1, 1998; with Anthony J. Conway, President and Chief Executive Officer, David A. Jonas, Chief Financial Officer, and Martyn R. Sholtis, Corporate Vice President, on November 21, 2000; and with James M. Carper, Vice President of Marketing, on July 30, 2007. The Compensation Committee and the Board believe that the arrangements are appropriate to reinforce and encourage the continued attention and dedication of members of our management to their assigned duties without distraction if a change in control of Rochester Medical is proposed. The Compensation Committee and the Board believe that it is important, should we or our shareholders receive a proposal for transfer of control of the company, that management be able to assess and advise the Board whether such proposal would be in the best interests of Rochester Medical and our shareholders and to take such other actions regarding such proposal as the Board might determine to be appropriate, without being influenced by the uncertainties of management’s own personal situation. The change in control agreements also include an agreement not to compete with Rochester Medical for a period of one year after termination of employment.

The change in control agreements, which are substantially the same for each individual, provide that each employee agrees to continue employment with us following a Change in Control (as defined), unless such employment is terminated because of death, disability or by the employee for Good Reason (as defined). If a Change in Control occurs and the individual remains employed by us for twelve months following such Change in Control, then the individual will be entitled to receive a lump sum cash payment equal to 2.5 times such individual’s earned compensation (salary plus cash bonuses) during the 12 month period. If an individual’s employment is terminated within twelve months following a Change in Control by us without Cause (as defined) or by the individual for Good Reason, then the individual will be entitled to receive a lump sum cash payment equal to 2.5 times such individual’s earned compensation during the one year period prior to the date of the Change in Control. In either case, payments to an individual are subject to excess payment limitations, such that the amounts payable under such individual’s agreement shall be reduced until no portion of the total payments by Rochester Medical to such individual as a result of the change in control (including the value of accelerated vesting of stock options) will not be deductible solely as a result of Section 280G of the Internal Revenue Code of 1986, as amended.

Additionally, the agreements provide that following a Change in Control, unless and until employment is terminated for Cause or Disability or the individual terminates employment other than for Good Reason, we will maintain for the continued benefit of the individual and his or her dependents for a period terminating on the earliest of (i) twelve months after the date of termination or (ii) the commencement date of equivalent benefits from a new employee, each insured and self-insured employee welfare benefit plan (including, without limitation, group health, death, dental and disability plans) in which the individual was entitled to participate immediately prior to the Change in Control (provided the terms of such plans allow for continued participation and such individual continues to pay his or her regular contribution).

Stock Options and Restricted Stock Agreements

Our stock option agreements generally provide that, upon a Change in Control, the vesting of the options will be accelerated and the options may be exercised as to all shares of common stock remaining subject to the option. Likewise, our restricted stock agreements provide that, upon a Change of Control, the shares subject thereto will become fully vested. See the description of our 2001 Stock Incentive Plan on page 24 for additional information regarding the definition of a “Change of Control” for purposes of such plan.

The table below shows potential payments to the executive officers named in the Summary Compensation Table upon termination without cause or upon a change-in-control of Rochester Medical. The amounts shown assume that termination was effective as of September 30, 2009, the last business day of the year, under change-in-control agreements that were effective as of such date and are estimates of the amounts that would be paid to the executives upon termination in addition to the base salary and bonus earned by the executives during 2009. The actual amounts to be paid can only be determined at the actual time of an executive’s termination.

POTENTIAL PAYMENTS UPON TERMINATION AND CHANGE-IN-CONTROL

				Payments Upon
		Payments Upon		Termination Without
		Termination Without	Payments Accruing	Cause or for Good
		Cause Without	12 months After a	Reason After a
		Change-in-Control	Change-in-Control	Change-in Control
Name	Type of Payment	($)	($)	($)

Anthony J. Conway	Base Pay	140,500	952,683	952,683
	Total Spread Value of Acceleration:
	Stock Options(1)	—	1,493,420	1,493,420
	Restricted Stock	—	—	—

	Total	140,500	2,446,103	2,446,103
David A. Jonas	Base Pay	—	669,035	669,035
	Total Spread Value of Acceleration:
	Stock Options(1)	—	1,409,840	1,409,840
	Restricted Stock(2)	—	240,800	240,800

	Total	—	2,319,675	2,319,675
Martyn R. Sholtis	Base Pay	—	598,915	598,915
	Total Spread Value of Acceleration:
	Stock Options(1)	—	546,620	546,620
	Restricted Stock(2)	—	240,800	240,800

	Total	—	1,386,335	1,386,335

				Payments Upon
		Payments Upon		Termination Without
		Termination Without	Payments Accruing	Cause or for Good
		Cause Without	12 months After a	Reason After a
		Change-in-Control	Change-in-Control	Change-in Control
Name	Type of Payment	($)	($)	($)

Philip J. Conway	Base Pay
	Total Spread Value of Acceleration:	89,440	575,370	575,390
	Stock Options(1)	—	1,165,540	1,165,540
	Restricted Stock	—	—	—

	Total	89,440	1,740,910	1,740,910
James M. Carper	Base Pay	—	390,938	390,938
	Total Spread Value of Acceleration:
	Stock Options(1)	—	21,150	21,150
	Restricted Stock	—	—	—

	Total	—	412,088	412,088

(1)	Value computed for each stock option grant by multiplying (i) the difference between (a) $12.04, the closing market price of a share of our common stock on September 30, 2009, the last business day of our fiscal year and (b) the exercise price per share for that option grant by (ii) the number of shares subject to that option grant.

(2)	Value determined by multiplying the number of shares that vest by $12.04, the closing market price of a share of our common stock on September 30, 2009, the last business day of our fiscal year.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our Board of Directors or Compensation Committee. The members of our Compensation Committee are Roger Schnobrich, Darnell Boehm and Benson Smith. None of the current members of the Compensation Committee of our Board has ever been one of our employees.

Review of Related Person Transactions

Our Audit Committee has the authority to review and approve all related party transactions as they are presented. Additionally, we annually require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related person transactions. Our Board of Directors annually reviews all transactions and relationships disclosed in the director and officer questionnaires, and the Board makes a formal determination regarding each director’s independence.

In November 2007, the Audit Committee adopted a written policy and procedures for the review, approval or ratification of “Related-Person Transactions.” For purposes of the policy, a “Related Person Transaction” includes any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships, in which Rochester Medical is a participant and a Related Person will have a direct or indirect interest. A “Related-Person Transaction” does not include compensation arrangements with an executive officer or director of Rochester Medical in connection with his or her duties to Rochester Medical or any of its subsidiaries, including the reimbursement of business expenses incurred in the ordinary course, or indemnification payments and advancement of expenses made pursuant to Rochester Medical’s Articles of Incorporation or Bylaws or pursuant to any agreement or instrument. The policy defines “Related Person” as:

•	any person who is in any of the following categories: (i) any director or executive officer of Rochester Medical; (ii) any nominee for director of Rochester Medical; or (iii) any Immediate Family Member of any of the foregoing persons (which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and any person (other than a tenant or employee) sharing the household of a person); and

•	any person who is in any of the following categories when a Transaction in which such person had a direct or indirect material interest occurred or existed: (i) a security holder known to Rochester Medical to be the beneficial owner of more than five percent of any class of Rochester Medical’s voting securities; or (ii) any Immediate Family Member of any such security holder.

Under the policy, management of Rochester Medical is responsible for disclosing to the Audit Committee (through our Chief Executive Officer) all material information with respect to any Related-Person Transaction. The

Audit Committee may, in its sole discretion, approve or deny any Related-Person Transaction. In determining whether to authorize, approve and/or ratify any Related-Person Transaction, the Audit Committee shall use any process and review any information that it determines is reasonable in light of the circumstances in order to determine if the Related-Person Transaction is fair and reasonable and on terms no less favorable to Rochester Medical than could be obtained in a comparable arm’s length transaction with an unrelated third party to Rochester Medical. Any Related-Person Transaction that is not approved or ratified, as the case may be, shall be voided, terminated or amended, or such other actions shall be taken, in each case as determined by the Audit Committee so as to avoid or otherwise address any resulting conflict of interest.

No director or executive officer of Rochester Medical was indebted to the company during fiscal year 2009. There were no related party transactions which were required to be disclosed under the rules of the Securities and Exchange Commission.

PROPOSAL 2 — PROPOSAL TO APPROVE THE
ROCHESTER MEDICAL CORPORATION 2010 STOCK INCENTIVE PLAN

We are asking our shareholders to approve the Rochester Medical Corporation 2010 Stock Incentive Plan (the “2010 Stock Incentive Plan”).

On December 15, 2009, the Board of Directors adopted, subject to shareholder approval, the 2010 Stock Incentive Plan. The purpose of the 2010 Stock Incentive Plan is to promote the interests of Rochester Medical and our shareholders by aiding us in attracting and retaining employees, officers, consultants, independent contractors, advisors and non-employee directors capable of assuring our future success. The 2010 Stock Incentive Plan will allow us to offer such persons incentives to put forth maximum efforts for the success of our business, to compensate such persons through various stock-based arrangements and to provide them with opportunities for stock ownership in Rochester Medical, thereby aligning the interests of such persons with our shareholders.

We currently award stock-based compensation, including stock options and restricted stock, under our 2001 Stock Incentive Plan. The 2001 Stock Incentive Plan will expire on February 8, 2011. We also have the ability to award stock options to certain eligible persons under our 1995 Non-Statutory Stock Option Plan, although no options are currently outstanding under that plan. As of December 11, 2009, a total of 234,500 shares remained available for future awards under these plans (see the Equity Compensation Plan Information table on page 36 for more information on grants made under our equity compensation plans). No further awards will be made pursuant to any of our existing equity compensation plans following shareholder approval of the 2010 Stock Incentive Plan.

The Board of Directors believes that stock-based compensation is essential in attracting, retaining and recruiting highly qualified officers, employees and non-employee directors. The 2010 Stock Incentive Plan will allow for the continued use of stock-based compensation, and will allow us to make all stock-based awards to all participants throughout our company under a single plan going forward. As discussed below, the 2010 Stock Incentive Plan will also permit us significant flexibility in determining the types and specific terms of awards made to participants. This flexibility will allow us to make future awards based on then-current objectives for aligning compensation with shareholder value.

The following is a summary of the material terms of the 2010 Stock Incentive Plan and is qualified in its entirety by reference to the 2010 Stock Incentive Plan. A copy of the 2010 Stock Incentive Plan is attached as Appendix A to this proxy statement.

Administration

Our Compensation Committee (the “Committee”) will administer the 2010 Stock Incentive Plan and will have full power and authority to determine when and to whom awards will be granted, and the type, amount, form of payment and other terms and conditions of each award, consistent with the provisions of the 2010 Stock Incentive Plan. Subject to the provisions of the 2010 Stock Incentive Plan, the Committee may amend or waive the terms and conditions, or accelerate the exercisability, of an outstanding award. The Committee has authority to interpret the 2010 Stock Incentive Plan and establish rules and regulations for the administration of the 2010 Stock Incentive Plan.

The Board of Directors may also exercise the powers of the Committee at any time, so long as its actions would not violate Rule 16b-3 promulgated by the SEC under the Exchange Act or Section 162(m) of the Internal Revenue Code (the “Code”).

Eligible Participants

Any employee, officer, consultant, advisor or non-employee director providing services to us or any of our affiliates, who is selected by the Committee, is eligible to receive an award under the 2010 Stock Incentive Plan. As of December 15, 2009, approximately 256 employees, officers, consultants, advisors and directors were eligible as a class to be selected by the Committee to receive awards under the 2010 Stock Incentive Plan.

Shares Available For Awards

The aggregate number of shares of our common stock that may be issued under all stock-based awards under the 2010 Stock Incentive Plan will be 1,000,000. If an award is terminated, forfeited or cancelled without the issuance of any shares, then the shares previously set aside for that award will be available for future awards under the 2010 Stock Incentive Plan. If shares of restricted stock are forfeited or otherwise reacquired prior to vesting, whether or not dividends have been paid on such shares, then the number of shares forfeited or reacquired will again be available for future awards under the 2010 Stock Incentive Plan. Shares tendered by participants as payment of the purchase or exercise price of an award or in satisfaction of tax obligations relating to an award will not become available again for granting awards under the 2010 Stock Incentive Plan. For stock appreciation rights (“SARs”) settled in shares of our common stock upon exercise, the aggregate number of shares with respect to which the SAR is exercised, rather than the number of shares actually issued upon exercise, shall be counted against the number of shares available for awards under the 2010 Stock Incentive Plan. Awards that do not entitle the holder thereof to receive or purchase shares of our common stock, and awards that are denominated at the time of grant as payable only in cash and that are settled in cash, are not counted against the aggregate number of shares available for awards under the 2010 Stock Incentive Plan.

Awards under the 2010 Stock Incentive Plan are subject to the following limitations:

•	In any taxable year, no participant may be granted awards, the value of which is based solely on an increase in the value of our common stock after the date of grant of the award and which are intended to represent “qualified performance-based compensation” under Section 162(m) of the Code, in excess of 100,000 shares.

•	In any taxable year, no participant may be granted performance awards denominated in shares and which are intended to represent “qualified performance-based compensation” under Section 162(m) of the Code in excess of 100,000 shares.

•	In any taxable year, the maximum amount payable pursuant to all performance awards denominated in cash to any person in the aggregate will be $5,000,000 in value. This limitation does not apply to any award subject to the other two limitations described above.

The Committee will adjust the number of shares and share limits described above in the case of a stock dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares, issuance of warrants or other rights or other similar corporate transaction or event that affects shares of our common stock, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under the 2010 Stock Incentive Plan. Additionally, in the event of any reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares, or other similar corporate transaction or event in which Rochester Medical is not the continuing or surviving entity or in which our shareholders do not continue to own a majority of the voting power, the Committee may in its discretion provide for termination of awards in exchange for equal cash value or replacement of such awards with other rights or property, assumption or substitution of such awards by the successor or survivor entity, acceleration of the vesting of such awards as of a date prior to the event, or expiration of such awards beyond a certain date, which may be the date of the event.

Types of Awards and Terms and Conditions

The 2010 Stock Incentive Plan permits the granting of:

•	stock options (including both incentive stock options qualified under Section 422 of the Code and non-qualified stock options);

•	stock appreciation rights;

•	restricted stock and restricted stock units;

•	performance awards of cash, stock or property;

•	dividend equivalents;

•	stock awards; and

•	other stock-based awards.

Awards may be granted alone, in addition to, in combination with or in substitution for, any other award granted under the 2010 Stock Incentive Plan or any other compensation plan. Awards can be granted for no cash consideration or for any cash or other consideration as may be determined by the Committee or as required by applicable law. Awards may provide that upon the grant or exercise thereof, the holder will receive cash, shares of our common stock, other securities or property, or any combination of these in a single payment, installments or on a deferral basis. The exercise price per share under any stock option and the grant price of any SAR may not be less than the fair market value of our common stock on the date of grant of such option or SAR except to satisfy legal requirements of foreign jurisdictions or if the award is in substitution for an award previously granted by an entity acquired by us. Determinations of fair market value under the 2010 Stock Incentive Plan will be made in accordance with methods and procedures established by the Committee. The term of awards will be determined by the Committee at the time of grant but may not be longer than 10 years from the date of grant.

Stock Options.  The holder of an option will be entitled to purchase a number of shares of our common stock at a specified exercise price during a specified time period, all as determined by the Committee. The option exercise price may be payable either in cash or, at the discretion of the Committee, in other securities or other property having a fair market value on the exercise date equal to the exercise price.

Stock Appreciation Rights.  The holder of an SAR is entitled to receive the excess of the fair market value (calculated as of the exercise date or, at the Committee’s discretion, as of any time during a specified period before or after the exercise date) of a specified number of shares of our common stock over the grant price of the SAR. SARs vest and become exercisable in accordance with a vesting schedule established by the Committee.

Restricted Stock and Restricted Stock Units.  The holder of restricted stock will own shares of our common stock subject to restrictions imposed by the Committee (including, for example, restrictions on the right to vote the restricted shares or to receive any dividends with respect to the shares) for a specified time period determined by the Committee. The holder of restricted stock units will have the right, subject to any restrictions imposed by the Committee, to receive shares of our common stock, or a cash payment equal to the fair market value of those shares, at some future date determined by the Committee. If the participant’s employment or service as a director terminates during the vesting period, the restricted stock and restricted stock units will be forfeited, unless the Committee determines that it would be in our best interest to waive the remaining restrictions.

Performance Awards.  The Committee may grant performance awards under the 2010 Stock Incentive Plan. A performance award may be denominated or payable in cash, stock (including restricted stock and restricted stock units), other securities, other awards or other property, and confers on the holder the right to receive payments, in whole or in part, upon the achievement of performance goals during a performance period as established by the Committee. The performance goals to be achieved during any performance period, the length of any performance period, the amount of any performance award granted, the amount of any payment or transfer to be made pursuant to any performance award and any other terms and conditions of any performance award will be determined by the Committee. Performance awards that are granted to participants who may be “covered employees” under Section 162(m) of the Code and that are intended to be “qualified performance based compensation” within the meaning of Section 162(m) of the Code, to the extent required by Section 162(m) of the Code, must be conditioned solely on the achievement of one or more objective performance goals established by the Committee within the time prescribed by Section 162(m) of the Code, and must otherwise comply with the requirements of Section 162(m) of the Code.

Performance goals must be based solely on one or more of the following business criteria, applied on a corporate, subsidiary, division, business unit or line of business basis: sales, revenue, costs, expenses, earnings (including one or more of net profit after tax, gross profit, operating profit, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization and net earnings), earnings per share, earnings per share from continuing operations, operating income, pre-tax income, operating income margin, net income, margins (including one or more of gross, operating and net income margins), returns (including one or more of return on actual or pro forma assets, net assets, equity, investment, capital and net capital employed), shareholder return (including total shareholder return relative to an index or peer group), stock price, economic value added, cash generation, cash flow, unit volume, working capital, market share, cost reductions, completion of key projects and strategic plan development and implementation. The measure of performance may be set by reference to an absolute standard or a comparison to specified companies or groups of companies, or other external measures. To the extent consistent with Section 162(m), the Committee may also exclude charges related to an event or occurrence which the Committee determines should appropriately be excluded, including (x) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (y) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (z) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles.

Dividend Equivalents.  The holder of a dividend equivalent will be entitled to receive payments (in cash, shares of our common stock, other securities or other property) equivalent to the amount of cash dividends paid by us to our shareholders, with respect to the number of shares determined by the Committee. Dividend equivalents will be subject to other terms and conditions determined by the Committee.

Stock Awards.  The Committee may grant unrestricted shares of our common stock, subject to terms and conditions determined by the Committee and the limitations in the 2010 Stock Incentive Plan.

Other Stock-Based Awards.  The Committee is also authorized to grant other types of awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to our common stock, subject to terms and conditions determined by the Committee and the limitations in the 2010 Stock Incentive Plan.

Duration, Termination and Amendment

The 2010 Stock Incentive Plan will become effective on the date it is approved by our shareholders. Unless discontinued or terminated earlier by the Board of Directors, if approved at the annual meeting the 2010 Stock Incentive Plan will expire on January 28, 2020. No awards may be made after that date. However, unless otherwise expressly provided in an applicable award agreement, any award granted under the 2010 Stock Incentive Plan prior to expiration may extend beyond the expiration of the 2010 Stock Incentive Plan through the award’s normal expiration date.

The Board of Directors may amend, alter, suspend, discontinue or terminate the 2010 Stock Incentive Plan at any time, although shareholder approval must be obtained for any amendment to the 2010 Stock Incentive Plan that would increase the number of shares of our common stock available under the 2010 Stock Incentive Plan, increase the award limits under the 2010 Stock Incentive Plan, permit (contrary to the provisions of the 2010 Stock Incentive Plan) awards of options or SARs at a price less than fair market value, permit repricing of options or SARs, or cause Section 162(m) of the Code to become unavailable with respect to the 2010 Stock Incentive Plan. Shareholder approval is also required for any action that requires shareholder approval under the rules and regulations of the SEC, the NASDAQ Stock Market or any other securities exchange that are applicable to us.

Prohibition on Repricing Awards

Without the approval of our shareholders, the Committee will not reprice, adjust or amend the exercise price of any options or the grant price of any SAR previously awarded, whether through amendment, cancellation and replacement grant or any other means, except in connection with a stock dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation or other similar corporate transaction or event that affects shares of our common stock, in order to prevent dilution or enlargement of the benefits, or potential benefits intended to be provided under the 2010 Stock Incentive Plan.

Transferability of Awards

Unless otherwise provided by the Committee, awards (other than stock awards) under the 2010 Stock Incentive Plan may only be transferred by will or by the laws of descent and distribution. Incentive stock options may only be transferred by will or the laws of descent and distribution.

Federal Income Tax Consequences

Grant of Options and SARs.  The grant of a stock option or SAR is not expected to result in any taxable income for the recipient.

Exercise of Options and SARs.  Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of our common stock acquired on the date of exercise over the exercise price. The holder of an incentive stock option generally will have no taxable income upon exercising the option (except that an alternative minimum tax liability may arise). Upon exercising a SAR, the amount of any cash received and the fair market value on the exercise date of any shares of our common stock received are taxable to the recipient as ordinary income.

Disposition of Shares Acquired Upon Exercise of Options and SARs.  Upon disposition of shares acquired through the exercise of a stock option or SAR, any gain or loss a recipient realizes will generally be a capital gain or loss. However, if shares acquired through the exercise of a incentive stock option are disposed of prior to the expiration of the applicable incentive stock option holding periods set forth in the Code, any gain realized by recipient will be treated as compensation taxable as ordinary income to the extent the fair market value of the shares exceeded the exercise price of the incentive stock option on the date of exercise. Any gain realized on the disposition in excess of the amount treated as compensation or any loss realized on the disposition will constitute capital gain or loss, respectively.

Awards Other than Options and SARs.  As to other awards granted under the 2010 Stock Incentive Plan that are payable either in cash or shares of our common stock that are either transferable or not subject to substantial risk of forfeiture, the holder of the award must recognize ordinary income equal to (a) the amount of cash received, as applicable and (b) the excess of (i) the fair market value of the shares received (determined as of the date of receipt) over (ii) the amount (if any) paid for the shares by the holder of the award.

As to an award that is payable in shares of our common stock that are restricted from transfer and subject to substantial risk of forfeiture, unless a special election is made by the holder of the award under the Code, the holder will recognize ordinary income at the time the shares first become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier, equal to the excess of (i) the fair market value of the shares determined at that later time over (ii) the amount (if any) paid for the shares by the holder of the award.

Income Tax Deduction.  Subject to the usual rules concerning reasonable compensation, including our obligation to withhold or otherwise collect certain income and payroll taxes, and assuming that, as expected, stock options, SARs and certain other performance awards paid under the 2010 Stock Incentive Plan are “qualified performance-based compensation” within the meaning of Section 162(m) of the Code, we will generally be entitled to a corresponding income tax deduction at the time a participant recognizes ordinary income from awards made under the 2010 Stock Incentive Plan.

Special Rules for Executive Officers and Directors Subject to Section 16 of the Exchange Act.  Special rules may apply to individuals subject to Section 16 of the Exchange Act. In particular, unless a special election is made pursuant to the Code, shares received through the exercise of a stock option or SAR may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized and the amount of our income tax deduction will be determined as of the end of that period.

Delivery of Shares for Tax Obligation.  Under the 2010 Stock Incentive Plan, the Committee may permit participants receiving or exercising awards, subject to the discretion of the Committee and upon such terms and conditions as it may impose, to deliver shares of our common stock (either shares received upon the receipt or exercise of the award or shares previously owned by the participant) to us to satisfy federal, state or local tax obligations.

Section 409A of the Code.  Section 409A of the Code imposes certain requirements applicable to “nonqualified deferred compensation plans.” If a nonqualified deferred compensation plan subject to Section 409A fails to meet, or is not operated in accordance with, these requirements, then all compensation deferred under the plan is or becomes immediately taxable to the extent that it is not subject to a substantial risk of forfeiture and was not previously taxable. The tax imposed as a result of these new rules would be increased by interest at a rate equal to the rate imposed upon tax underpayments plus one percentage point, and an additional tax equal to 20% of the compensation required to be included in income. The Committee intends to administer and interpret the 2010 Stock Incentive Plan and all award agreements in a manner consistent with the requirements of Section 409A of the Code in order to avoid any adverse tax results thereunder to a holder of an award.

New Plan Benefits

No benefits or amounts have been granted, awarded or received under the 2010 Stock Incentive Plan. In addition, the Committee in its sole discretion will determine the number and types of awards that will be granted under the 2010 Stock Incentive Plan. Thus, it is not possible to determine the benefits that will be received by eligible participants if the 2010 Stock Incentive Plan were to be approved by our shareholders. The closing price of a share of our common stock, as reported on the Nasdaq Stock Market on December 11, 2009, was $11.18.

Equity Compensation Plan Information

The following table provides information related to our equity compensation plans as of September 30, 2009:

				Number of Securities
				Remaining Available
	Number of Securities			for Future Issuance
	to be Issued Upon		Weighted-Average	Under Equity
	Exercise of		Exercise Price of	Compensation Plans
	Outstanding Options,		Outstanding Options,	(Excluding Securities
	Warrants and Rights		Warrants and Rights	Reflected in Column(a))
Plan Category	(a)		(b)	(c)

Equity compensation plans approved by security holders	1,494,700	(1)	$7.21	146,500
Equity compensation plans not approved by security holders(2)	—		$—	88,000

Total	1,494,700		$7.21	234,500

(1)	Includes shares issuable under our 1991 Stock Option Plan and 2001 Stock Incentive Plan.

(2)	Includes shares issuable to persons other than our full-time officers or employees pursuant to the exercise of stock options granted under our 1995 Non-Statutory Stock Option Plan that do not qualify as “incentive stock options” within the meaning of Section 422 of the Code.

The Rochester Medical Corporation 1991 Stock Option Plan authorized the issuance of up to 2,000,000 shares of common stock. Under the terms of the 1991 Stock Option Plan, the Board of Directors could grant employee incentive stock options equal to fair market value of our common stock or employee non-qualified options at a price which could not be less than 85% of the fair market value. Per the terms of the 1991 Stock Option Plan, as of April 20, 2001, no new stock options may be granted under the 1991 Stock Option Plan. As of September 30, 2009, 146,200 options remain outstanding and unexercised under the 1991 Stock Option Plan.

The 1995 Non-Statutory Stock Option Plan authorizes the issuance of up to 100,000 shares of common stock. Per the terms of the 1995 Non-Statutory Stock Option Plan, no option may be granted with a term longer than ten years. The vesting schedule for options granted under the 1995 Non-Statutory Stock Option Plan is determined by the Compensation Committee. As of September 30, 2009, 88,000 shares remain available for issuance under the 1995 Non-Statutory Stock Option Plan, and there were no options outstanding under the plan.

The 2001 Stock Incentive Plan authorizes the issuance of up to 2,000,000 shares of Common Stock pursuant to grants of incentive stock options, non-qualified options or restricted stock. Per the terms of the 2001 Stock Incentive Plan, options may be granted with a term no longer than ten years. The vesting schedule and term for options and restricted stock granted under the 2001 Stock Incentive Plan is determined by the Compensation Committee of the Company’s Board of Directors. As of September 30, 2009, 146,500 shares remain available for issuance under the 2001 Stock Incentive Plan, and there were 1,308,500 options outstanding under the plan. Additionally, 40,000 shares of common stock had been issued as restricted stock.

If the 2010 Stock Incentive Plan is approved by our shareholders, no further options or shares of restricted stock will be granted under any of these plans. If the outstanding shares of our common stock are changed into or exchanged for a different number or kind of stock or other securities as a result of a reorganization, recapitalization, stock dividend, stock split, combination of shares, reclassification, merger, consolidation or similar event, the number of shares underlying outstanding options also may be adjusted. The plans may be terminated, amended or modified by the Board of Directors at any time.

The Board of Directors recommends that you vote FOR approval of the Rochester Medical Corporation 2010 Stock Incentive Plan. Proxies will be voted FOR this proposal unless otherwise specified.

AUDIT COMMITTEE REPORT AND PAYMENT OF FEES TO AUDITOR

Audit Committee Report

The Audit Committee of the Board of Directors is responsible for assisting the Board in monitoring the integrity of the financial statements of Rochester Medical, compliance by Rochester Medical with legal and regulatory requirements, and the independence and performance of Rochester Medical’s internal and external auditors.

The consolidated financial statements of Rochester Medical for the year ended September 30, 2009, were audited by Grant Thornton LLP, independent auditor for Rochester Medical.

As part of its activities, the Audit Committee has:

1. Reviewed and discussed with management the audited financial statements of Rochester Medical;

2. Discussed with the independent auditor the matters required to be discussed under Statement on Auditing Standards No. 61 (Communications with Audit Committees), Statement of Auditing Standards No. 99 (Consideration of Fraud in a Financial Statement Audit), and under the Securities and Exchange Commission, U.S. Public Company Accounting Oversight Board and Nasdaq Stock Exchange rules;

3. Received the written disclosures and letter from the independent auditor required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence; and

4. Discussed with the independent auditor their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of Rochester Medical for the year ended September 30, 2009, be included in our Annual Report on Form 10-K filed with the SEC.

Audit Committee of the Board of Directors of Rochester Medical

Darnell L. Boehm, Chair	Roger W. Schnobrich Benson Smith

Engagement of Independent Auditor

On March 11, 2008, the Audit Committee, after a review of proposals for audit services from several public accountants, decided to engage Grant Thornton LLP as our independent auditor for the fiscal year commencing October 1, 2007 and ending September 30, 2008. McGladrey & Pullen LLP, the then-current independent registered public accounting firm, was dismissed by the Audit Committee as of March 11, 2008.

In connection with the audits of the two fiscal years ended September 30, 2007, and the subsequent interim period through March 11, 2008, there were no disagreements between us and McGladrey & Pullen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of McGladrey & Pullen, would have caused McGladrey & Pullen to make reference in connection with their opinion to the subject matter of the disagreement.

There were no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)) during our two most recent fiscal years ended September 30, 2007, or the subsequent interim period through March 11, 2008.

The audit reports of McGladrey & Pullen on our consolidated financial statements as of and for the years ended September 30, 2007 and September 30, 2006 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

McGladrey & Pullen was provided with a copy of the foregoing disclosures. A letter from McGladrey & Pullen dated March 13, 2008 is attached as an exhibit to our Annual Report on Form 10-K, stating its agreement with such statements.

On March 13, 2008, the Audit Committee engaged Grant Thornton as our new independent auditor. During our two most recent fiscal years and the subsequent interim period through February 29, 2008, we did not consult with Grant Thornton regarding any of the matters set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Payment of Fees to Auditor

Audit Fees

The aggregate fees billed to us by Grant Thornton for 2009 and 2008 for the audit of our financial statements included in our Annual Report on Form 10-K and reviews of our financial statements included in each of our Quarterly Reports on Form 10-Q, were $166,145 and $167,775, respectively.

Audit-Related Fees

Grant Thornton did not provide audit-related services to us during 2009 or 2008. Audit-related services include primarily benefit plan audits.

Tax Fees

Grant Thornton did not provide tax services to us during 2009 or 2008. Tax fees include primarily tax returns, advice and planning. In regard to tax services, we engage Deloitte & Touche LLP to assist us with tax compliance services, including preparation and assistance with tax returns and filings, which we believe is more cost efficient and effective than to have only our employees conduct those services. The Public Company Accounting Oversight Board and certain investor groups have recognized that the involvement of an independent registered public accounting firm in providing certain tax services may enhance the quality of an audit because it provides the auditor with better insights into a company’s tax accounting activities.

All Other Fees

The aggregate fees billed for all other services provided to us by Grant Thornton during 2009 and 2008 were $0 and $0, respectively. Other services include primarily assistance with acquisition and financing projects.

Administration of Engagement of Independent Auditor

The Audit Committee is responsible for appointing, setting compensation for and overseeing the work of our independent auditor. The Audit Committee has established a policy for pre-approving the services provided by our independent auditor in accordance with the auditor independence rules of the SEC. This policy requires the review and pre-approval by the Audit Committee of all audit and permissible non-audit services provided by our independent auditor and an annual review of the financial plan for audit fees. To ensure that auditor independence is maintained, the Audit Committee annually pre-approves the audit services to be provided by our independent auditor and the related estimated fees for such services, as well as the nature and extent of specific types of audit-related, tax and other non-audit services to be provided by the independent auditor during the year.

As the need arises, other specific permitted services are pre-approved on a case-by-case basis during the year. A request for pre-approval of services on a case-by-case basis must be submitted by our Chief Financial Officer, providing information as to the nature of the particular service to be provided, estimated related fees and management’s assessment of the impact of the service on the auditor’s independence. The Audit Committee has delegated to its Chair pre-approval authority between meetings of the Audit Committee. Any pre-approvals made by the Chair must be reported to the Audit Committee. The Audit Committee will not delegate to management the pre-approval of services to be performed by our independent auditor.

All of the services provided by Grant Thornton LLP in 2008 and 2009, including services related to the Audit-Related Fees, Tax Fees and All Other Fees described above, were approved by the Audit Committee under its pre-approval policies.

PROPOSAL 3 — RATIFICATION OF SELECTION OF AUDITOR

The Audit Committee has selected Grant Thornton LLP as our independent auditor for the fiscal year ending September 30, 2010. While we are not required to do so, we are submitting the selection of Grant Thornton to serve as our independent auditor for the fiscal year ending September 30, 2010, for ratification in order to ascertain the views of our shareholders on this appointment. If the selection is not ratified, the Audit Committee will reconsider its selection. Representatives of Grant Thornton are expected to be present at the annual meeting, will have an opportunity to make a statement if they desire to do so and will be available to answer appropriate questions from shareholders.

The Board of Directors recommends that you vote FOR ratification of the selection of Grant Thornton LLP as the independent auditor of Rochester Medical and our subsidiaries for the fiscal year ending September 30, 2010. Proxies will be vote FOR ratifying this selection unless otherwise specified.

ANNUAL REPORT TO SHAREHOLDERS AND FORM 10-K

Our 2009 Annual Report to Shareholders and Form 10-K, including financial statements for the year ended September 30, 2009, accompanies, or has been mailed to you immediately prior to, this proxy statement. The 2009 Annual Report to Shareholders is also available on our website at www.rocm.com/ir. Copies of our Form 10-K are available to shareholders, without charge, upon written request to Corporate Secretary, Rochester Medical, One Rochester Medical Drive, Stewartville, MN 55976. If requested, we will provide you copies of any exhibits to the Form 10-K upon the payment of a fee covering our reasonable expenses in furnishing the exhibits. You can request exhibits to the Form 10-K by writing to Corporate Secretary, Rochester Medical, One Rochester Medical Drive, Stewartville, MN 55976.

“HOUSEHOLDING” OF PROXY MATERIALS

The SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those shareholders. This practice, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. Although we do not household for our registered shareholders, some brokers household Rochester Medical proxy materials and annual reports, delivering a single proxy statement and annual report to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or annual report, or if you are receiving multiple copies of either document and wish to receive only one, please notify your broker. We will deliver promptly upon written or oral request a separate copy of our annual report and/or proxy statement to a shareholder at a shared address to which a single copy of either document was delivered. For copies of either or both documents, shareholders should write to Corporate Secretary, Rochester Medical Corporation, One Rochester Medical Drive, Stewartville, MN 55976.

OTHER MATTERS

We do not know of any other matters that may be presented for consideration at the annual meeting. If any other business does properly come before the annual meeting, the persons named as proxies on the enclosed proxy card will vote as they deem in the best interests of Rochester Medical.

DAVID A. JONAS
Chief Financial Officer, Treasurer and Secretary

Dated: December 18, 2009

APPENDIX A
ROCHESTER MEDICAL CORPORATION
2010 STOCK INCENTIVE PLAN

Section 1.  Purpose

The purpose of the Plan is to promote the interests of the Company and its shareholders by aiding the Company in attracting and retaining employees, officers, consultants, independent contractors, advisors and non-employee directors capable of assuring the future success of the Company, to offer such persons incentives to put forth maximum efforts for the success of the Company’s business and to compensate such persons through various stock-based arrangements and provide them with opportunities for stock ownership in the Company, thereby aligning the interests of such persons with the Company’s shareholders.

Section 2.  Definitions

As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Affiliate” shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

(b) “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent, Stock Award or Other Stock-Based Award granted under the Plan.

(c) “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing an Award granted under the Plan. An Award Agreement may be in an electronic medium and need not be signed by a representative of the Company or the Participant. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.

(d) “Board” shall mean the Board of Directors of the Company.

(e) “Change in Control” shall have the meaning ascribed to such term in an Award Agreement between the Participant and the Company.

(f) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(g) “Committee” shall mean the committee designated by the Board to administer the Plan. The Committee shall be comprised of not less than such number of Directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b-3, and each member of the Committee shall be a “non-employee director” within the meaning of Rule 16b-3 and an “outside director” within the meaning of Section 162(m). The Company expects to have the Plan administered in accordance with the requirements for the award of “qualified performance-based compensation” within the meaning of Section 162(m).

(h) “Company” shall mean Rochester Medical Corporation, a Minnesota corporation, and any successor corporation.

(i) “Director” shall mean a member of the Board.

(j) “Dividend Equivalent” shall mean any right granted under Section 6(e) of the Plan.

(k) “Eligible Person” shall mean any employee, officer, consultant, independent contractor, advisor or non-employee director providing services to the Company or any Affiliate whom the Committee determines to be an Eligible Person. An Eligible Person must be a natural person.

(l) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(m) “Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing, unless otherwise determined by the Committee, the Fair Market Value of Shares on a given date for purposes of the Plan shall be the closing sale price of the Shares on the NASDAQ Stock Market as reported on the consolidated transaction reporting system on such date or, if such exchange is not open for trading on such date, on the most recent preceding date that such exchange is open for trading.

(n) “Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

(o) “Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

(p) “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option to purchase shares of the Company.

(q) “Other Stock-Based Award” shall mean any right granted under Section 6(g) of the Plan.

(r) “Participant” shall mean an Eligible Person designated to be granted an Award under the Plan.

(s) “Performance Award” shall mean any right granted under Section 6(d) of the Plan.

(t) “Performance Goal” shall mean one or more of the following performance goals, either individually, alternatively or in any combination, applied on a corporate, subsidiary, division, business unit or line of business basis: sales, revenue, costs, expenses, earnings (including one or more of net profit after tax, gross profit, operating profit, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization and net earnings), earnings per share, earnings per share from continuing operations, operating income, pre-tax income, operating income margin, net income, margins (including one or more of gross, operating and net income margins), returns (including one or more of return on actual or pro forma assets, net assets, equity, investment, capital and net capital employed), shareholder return (including total shareholder return relative to an index or peer group), stock price, economic value added, cash generation, cash flow, unit volume, working capital, market share, cost reductions, completion of key projects and strategic plan development and implementation. Each such performance goal may be based (i) solely by reference to absolute results of individual performance or organizational performance at various levels (e.g., the Company’s performance or the performance of a subsidiary, division, business segment or business unit of the Company) or (ii) upon organizational performance relative to the comparable performance of other companies selected by the Committee. To the extent consistent with Section 162(m), the Committee may also exclude charges related to an event or occurrence which the Committee determines should appropriately be excluded, including (X) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (Y) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (Z) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles (or other accounting principles which may then be in effect).

(u) “Person” shall mean any individual or entity, including a corporation, partnership, limited liability company, association, joint venture or trust.

(v) “Plan” shall mean the Rochester Medical Corporation 2010 Stock Incentive Plan, as amended from time to time.

(w) “Restricted Stock” shall mean any Share granted under Section 6(c) of the Plan.

(x) “Restricted Stock Unit” shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

(y) “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation.

(z) “Section 162(m)” shall mean Section 162(m) of the Code, or any successor provision, and the applicable Treasury Regulations promulgated thereunder.

(aa) “Section 409A” shall mean Section 409A of the Code, or any successor provision, and applicable Treasury Regulations and other applicable guidance thereunder.

(bb) “Securities Act” shall mean the Securities Act of 1933, as amended.

(cc) “Shares” shall mean shares of Common Stock, without par value per share, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

(dd) “Specified Employee” shall mean a specified employee as defined in Section 409A(a)(2)(B) of the Code or applicable proposed or final regulations under Section 409A, determined in accordance with procedures established by the Company and applied uniformly with respect to all plans maintained by the Company that are subject to Section 409A.

(ee) “Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.

(ff) “Stock Award” shall mean any Share granted under Section 6(b) of the Plan.

Section 3.  Administration

(a) Power and Authority of the Committee.  The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or the method by which payments or other rights are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement; (v) amend the terms and conditions of any Award or Award Agreement, provided, however, that, except as otherwise permitted in connection with an event as provided under Section 4(c) hereof, the Committee shall not reprice, adjust or amend the exercise price of Options or the grant price of Stock Appreciation Rights previously awarded to any Participant, whether through amendment, cancellation and replacement grant, or any other means; (vi) accelerate the exercisability of any Award or the lapse of any restrictions relating to any Award, (vii) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, promissory notes (provided, however, that the acceptance of such promissory notes does not conflict with Section 402 of the Sarbanes-Oxley Act of 2002), other securities, other Awards or other property, or canceled, forfeited or suspended; (viii) interpret and administer the Plan and any instrument or agreement, including an Award Agreement, relating to the Plan; (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan; and (xi) adopt such modifications, rules, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of non-U.S. jurisdictions in which the Company or an Affiliate may operate, including, without limitation, establishing any special rules for Affiliates, Eligible Persons or Participants located in any particular country, in order to meet the objectives of the Plan and to ensure the viability of the intended benefits of Awards granted to Participants located in such non-United States jurisdictions. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award or Award Agreement, and any employee of the Company or any Affiliate.

(b) Power and Authority of the Board.  Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan, unless the exercise of such powers and duties by the Board would cause the Plan not to comply with the requirements of Rule 16b-3 or Section 162(m).

Section 4.  Shares Available for Awards

(a) Shares Available.  Subject to adjustment as provided in Section 4(c) of the Plan, the aggregate number of Shares that may be issued under all Awards under the Plan shall be 1,000,000. Notwithstanding the foregoing, (i) the number of Shares available for granting Incentive Stock Options under the Plan shall not exceed 1,000,000, subject to adjustment as provided in Section 4(c) of the Plan and subject to the provisions of Section 422 or 424 of the Code or any successor provision and (ii) the number of Shares available for granting Restricted Stock and Restricted Stock Units shall not exceed 1,000,000, subject to adjustment as provided in Section 4(c) of the Plan. If an Award terminates or is forfeited or cancelled without the issuance of any Shares, or if any Shares covered by an Award or to which an Award relates are not issued for any other reason, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such termination, forfeiture, cancellation or other event, shall again be available for granting Awards under the Plan. If Shares of Restricted Stock are forfeited or otherwise reacquired by the Company prior to vesting, whether or not dividends have been paid on such Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award of Restricted Stock, to the extent of any such forfeiture or reacquisition by the Company, shall again be available for granting Awards under the Plan. Shares that are withheld in full or partial payment to the Company of the purchase or exercise price relating to an Award or in connection with the satisfaction of tax obligations relating to an Award shall not be available for granting Awards under the Plan.

(b) Accounting for Awards.  For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan. For Stock Appreciation Rights settled in Shares upon exercise, the aggregate number of Shares with respect to which the Stock Appreciation Right is exercised, rather than the number of Shares actually issued upon exercise, shall be counted against the number of Shares available for Awards under the Plan. Awards that do not entitle the holder thereof to receive or purchase Shares and Awards that are settled in cash shall not be counted against the aggregate number of Shares available for Awards under the Plan.

(c) Adjustments.  In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards, (iii) the purchase price or exercise price with respect to any Award and (iv) the limitations contained in Section 4(d) of the Plan; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number. Such adjustment shall be made by the Committee or the Board, whose determination in that respect shall be final, binding and conclusive.

Notwithstanding the foregoing in this Section 4(c), in the event (i) of any reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company or any other similar corporate transaction or event involving the Company in which the Company is not the continuing or surviving entity or in which the shareholders of the Company prior to the corporate transaction or event do not continue to beneficially own at least 50% of the combined voting power of the resulting entity, or (ii) the Company shall enter into a written agreement to undergo such a transaction or event, the Committee or the Board may, in its sole discretion, provide for any of the following:

(i) for either (A) termination of any such Award, whether or not vested, in exchange for an amount of cash and/or other property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if, as of the date of the occurrence of the transaction or event described in this Section 4(c), the Committee or the Board determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Committee or the Board, in its sole discretion;

(ii) that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii) that such Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby at such date prior to the effective date of such event as may be determined by the Committee or the Board, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; or

(iv) that the Award cannot vest, be exercised or become payable after a date certain in the future, which may be the effective date of such event.

In the event that the terms of any agreement between the Company or any Affiliate and a Participant contains provisions that conflict with and are more restrictive than the provisions of this Section 4(c), then this Section 4(c) shall prevail and control and the more restrictive terms of such agreement (and only such terms) shall be of no force or effect.

(d) Award Limitations Under the Plan.

(i) Section 162(m) Limitation for Certain Types of Awards.  No Eligible Person may be granted Options, Stock Appreciation Rights or any other Award or Awards under the Plan, the value of which Award or Awards is based solely on an increase in the value of the Shares after the date of grant of such Award or Awards, and which is intended to represent “qualified performance-based compensation” with the meaning of Section 162(m), for more than 100,000 Shares (subject to adjustment as provided for in Section 4(c) of the Plan), in the aggregate in any taxable year.

(ii) Section 162(m) Limitation for Performance Awards Denominated in Shares.  No Eligible Person may be granted Performance Awards denominated in Shares (including, without limitation, Restricted Stock and Restricted Stock Units), and which are intended to represent “qualified performance-based compensation” with the meaning of Section 162(m), for more than 100,000 Shares (subject to adjustment as provided for in Section 4(c) of the Plan), in the aggregate in any taxable year.

(iii) Section 162(m) Limitation for Performance Awards Denominated in Cash.  The maximum amount payable pursuant to all Performance Awards denominated in cash to any Participant in the aggregate in any taxable year shall be $5,000,000 in value, whether payable in cash, Shares or other property. The limitation contained in this

Section 4(d)(iii) does not apply to any Award subject to the limitation contained in Section 4(d)(i) or Section 4(d)(ii). The limitation contained in this Section 4(d)(iii) shall apply only with respect to Awards granted under this Plan, and limitations on awards granted under any other shareholder approved executive incentive plan maintained by the Company will be governed solely by the terms of such other plan.

Section 5.  Eligibility

Any Eligible Person shall be eligible to be designated a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full-time or part-time employees (which term as used herein includes, without limitation, officers and directors who are also employees), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code or any successor provision.

Section 6.  Awards

(a) Options.  The Committee is hereby authorized to grant Options to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i) Exercise Price.  The purchase price per Share purchasable under an Option shall be determined by the Committee and shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option; provided, however, that the Committee may designate a purchase price below Fair Market Value on the date of grant (A) to the extent necessary or appropriate, as determined by the Committee, to satisfy applicable legal or regulatory requirements of a foreign jurisdiction or (B) if the Option is granted in substitution for a stock option previously granted by an entity that is acquired by or merged with the Company or an Affiliate.

(ii) Option Term.  The term of each Option shall be fixed by the Committee at the time but shall not be longer than 10 years from the date of grant.

(iii) Time and Method of Exercise.  The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, promissory notes (provided, however, that the acceptance of such promissory notes does not conflict with Section 402 of the Sarbanes-Oxley Act of 2002), other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the applicable exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made. Alternatively, the Committee may, in its discretion, permit an Option to be exercised by delivering to the Participant a number of Shares having an aggregate Fair Market Value (determined as of the date of exercise) equal to the excess, if positive, of the Fair Market Value of the Shares underlying the Option being exercised, on the date of exercise, over the exercise price of the Option for such Shares.

(iv) Incentive Stock Options.  Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options which are intended to qualify as Incentive Stock Options:

(A) The Committee will not grant Incentive Stock Options in which the aggregate Fair Market Value (determined as of the time the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under this Plan and all other plans of the Company and its Affiliates) shall exceed $100,000.

(B) All Incentive Stock Options must be granted within ten years from the earlier of the date on which this Plan was adopted by the Board or the date this Plan was approved by the shareholders of the Company.

(C) Unless sooner exercised, all Incentive Stock Options shall expire and no longer be exercisable no later than 10 years after the date of grant; provided, however, that in the case of a grant of an Incentive Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Affiliate, such Incentive Stock Option shall expire and no longer be exercisable no later than 5 years from the date of grant.

(D) The purchase price per Share for an Incentive Stock Option shall be not less than 100% of the Fair Market Value of a Share on the date of grant of the Incentive Stock Option; provided, however, that, in the case of the grant of an Incentive Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Affiliate, the purchase price per Share purchasable under an Incentive Stock Option shall be not less than 110% of the Fair Market Value of a Share on the date of grant of the Incentive Stock Option.

(E) Any Incentive Stock Option authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain all provisions required in order to qualify the Option as an Incentive Stock Option.

(b) Stock Appreciation Rights.  The Committee is hereby authorized to grant Stock Appreciation Rights to Eligible Persons subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right; provided, however, that the Committee may designate a grant price below Fair Market Value on the date of grant (A) to the extent necessary or appropriate, as determined by the Committee, to satisfy applicable legal or regulatory requirements of a foreign jurisdiction or (B) if the Stock Appreciation Right is granted in substitution for a stock appreciation right previously granted by an entity that is acquired by or merged with the Company or an Affiliate. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

(c) Restricted Stock and Restricted Stock Units.  The Committee is hereby authorized to grant an Award of Restricted Stock and Restricted Stock Units to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i) Restrictions.  Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate. Notwithstanding the foregoing, the Committee may permit acceleration of vesting of such Awards in the event of the Participant’s death, disability or retirement or a Change in Control.

(ii) Issuance and Delivery of Shares.  Any Restricted Stock granted under the Plan shall be issued at the time such Awards are granted and may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock. Shares representing Restricted Stock that are no longer subject to restrictions shall be delivered to the Participant promptly after the applicable restrictions lapse or are waived. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holder of the Restricted Stock Units.

(iii) Forfeiture.  Except as otherwise determined by the Committee, upon a Participant’s termination of employment or resignation or removal as a director (in either case, as determined under criteria established by the Committee) during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units held by the Participant at such time shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units, except as otherwise provided in the Award Agreement.

(d) Performance Awards.  The Committee is hereby authorized to grant Performance Awards to Eligible Persons subject to the terms of the Plan and any applicable Award Agreement. A Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock and Restricted Stock Units), other securities, other Awards or other property and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of one or more objective Performance Goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan, the Performance Goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee. Performance Awards that are granted to Eligible Persons who may be “covered employees” under Section 162(m) and that are intended to be “qualified performance-based compensation” within the meaning of Section 162(m), to the extent required by Section 162(m), shall be conditioned solely on the achievement of one or more objective Performance Goals established by the Committee within the time prescribed by Section 162(m), and shall otherwise comply with the requirements of Section 162(m), as described below.

(i) Timing of Designations; Duration of Performance Periods.  For each Award intended to be “qualified performance-based compensation”, the Committee shall, not later than 90 days after the beginning of each performance period, (i) designate all Participants for such performance period and (ii) establish the objective performance factors for each Participant for that performance period on the basis of one or more of Performance Goals; provided that, with respect to such Performance Goals, the outcome is substantially uncertain at the time the Committee actually establishes the Performance Goal. The Committee shall have sole discretion to determine the applicable performance period, provided that in the case of a performance period less than 12 months, in no event shall a performance goal be considered to be pre-established if it is established after 25 percent of the performance period (as scheduled in good faith at the time the Performance Goal is established) has elapsed.

(ii) Certification.  Following the close of each performance period and prior to payment of any amount to a Participant with respect to an Award intended to be “qualified performance-based compensation,” the Committee shall certify in writing as to the attainment of all factors (including the performance factors for a Participant) upon which any payments to a Participant for that performance period are to be based.

(iii) Payment of Qualified Performance Awards.  Certified Awards shall be paid no later than two and one-half months following the conclusion of the applicable performance period; provided, however, that the Committee may establish procedures that allow for the payment of Awards on a deferred basis subject to the requirements of Section 409A. The Committee may, in its discretion, reduce the amount of a payout achieved and otherwise to be paid in connection with an Award intended to be “qualified performance-based compensation,” but may not exercise discretion to increase such amount.

(iv) Certain Events.  If a Participant dies or becomes permanently and totally disabled before the end of a performance period or after the performance period and before an Award is paid, the Committee may, in its discretion, determine that the Participant shall be paid a pro-rated portion of the Award that the Participant would have received but for his or her death or disability.

(e) Dividend Equivalents.  The Committee is hereby authorized to grant Dividend Equivalents to Eligible Persons under which the Participant shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, such Dividend Equivalents may have such terms and conditions as the Committee shall determine.

(f) Stock Awards.  The Committee is hereby authorized to grant to Eligible Persons Shares without restrictions thereon, as deemed by the Committee to be consistent with the purpose of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, such Stock Awards may have such terms and conditions as the Committee shall determine.

(g) Other Stock-Based Awards.  The Committee is hereby authorized to grant to Eligible Persons such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan. The Committee shall determine the terms and conditions of such Awards, subject to the terms of the Plan and any applicable Award Agreement. Shares or other securities delivered pursuant to a purchase right granted under this Section 6(g) shall be purchased for consideration having a value equal to at least 100% of the Fair Market Value of such Shares, or other securities on the date the purchase right is granted. The consideration paid by the Participant may be paid by such method or methods and in such form or forms (including, without limitation, cash, Shares, promissory notes (provided, however, that the acceptance such promissory notes does not conflict with Section 402 of the Sarbanes-Oxley Act of 2002), other securities, other Awards or other property or any combination thereof), as the Committee shall determine.

(h) General.

(i) Consideration for Awards.  Awards may be granted for no cash consideration or for any cash or other consideration as may be determined by the Committee or required by applicable law.

(ii) Awards May Be Granted Separately or Together.  Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iii) Forms of Payment under Awards.  Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, promissory notes (provided, however, that the acceptance of such promissory notes does not conflict with Section 402 of the Sarbanes-Oxley Act of 2002), other securities, other Awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents with respect to installment or deferred payments.

(iv) Term of Awards.  Subject to Section 6(a)(iv)(C), the term of each Award shall be for a period not to exceed 10 years from the date of grant.

(v) Limits on Transfer of Awards.  Except as otherwise provided by the Committee or in this Section 6(h)(v), no Award (other than a Stock Award) and no right under any such Award shall be transferable by a Participant other than by will or by the laws of descent and distribution. Notwithstanding the immediately preceding sentence, no Incentive Stock Option shall be transferable by a Participant other than by will or by the laws of descent and distribution. The Committee may establish procedures as it deems appropriate for a Participant to designate a Person or Persons, as beneficiary or beneficiaries, to exercise the rights of the Participant and receive any property distributable with respect to any Award in the event of the Participant’s death. The Committee, in its discretion and subject to such additional terms and conditions as it determines, may permit a Participant to transfer a Non-Qualified Stock Option to any “family member” (as defined in the General Instructions to Form S-8 (or any successor to such Instructions or such Form) under the Securities Act) at any time that such Participant holds such Option, provided that such transfers may not be for value (as defined in the General Instructions to Form S-8 (or any successor to such Instructions or such Form) under the Securities Act) and the family member may not make any subsequent transfers other than by will or by the laws of descent and distribution. Each Award under the Plan or right under any such Award shall be exercisable during the Participant’s lifetime only by the Participant (except as provided herein or in an Award Agreement or amendment thereto relating to a Non-Qualified Stock Option) or, if permissible under applicable law, by the Participant’s guardian or legal representative. No Award (other than a Stock Award) or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

(vi) Restrictions; Securities Exchange Listing.  All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may cause appropriate entries to be made with respect to, or legends to be placed on the certificates for, such Shares or other securities to reflect such restrictions. The Company shall not be required to deliver any Shares or other securities covered by an Award unless and until the requirements of any federal or state securities or other laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.

(vii) Section 409A Provisions.  Notwithstanding anything in the Plan or any Award Agreement to the contrary, to the extent that any amount or benefit that constitutes “deferred compensation” to a Participant under Section 409A and applicable guidance thereunder is otherwise payable or distributable to a Participant under the Plan or any Award Agreement solely by reason of the occurrence of a Change in Control or due to the Participant’s disability or “separation from service” (as such term is defined under Section 409A), such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless the Committee determines in good faith that (i) the circumstances giving rise to such Change in Control, disability or separation from service meet the definition of a change in ownership or control, disability, or separation from service, as the case may be, in Section 409A(a)(2)(A) of the Code and applicable proposed or final regulations, or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A by reason of the short-term deferral exemption or otherwise. Any payment or distribution that otherwise would be made to a Participant who is a Specified Employee (as determined by the Committee in good faith) on account of separation from service may not be made before the date which is six months after the date of the Specified Employee’s separation from service (or if earlier, upon the Specified Employee’s death) unless the payment or distribution is exempt from the application of Section 409A by reason of the short term deferral exemption or otherwise.

Section 7.  Amendment and Termination; Corrections

(a) Amendments to the Plan.  The Board may amend, alter, suspend, discontinue or terminate the Plan at any time; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, prior approval of the shareholders of the Company shall be required for any amendment to the Plan that:

(i) requires shareholder approval under the rules or regulations of the Securities and Exchange Commission, the NASDAQ Stock Market or any other securities exchange that are applicable to the Company;

(ii) increases the number of shares authorized under the Plan as specified in Section 4(a) of the Plan;

(iii) increases the number of shares subject to the limitation contained in Section 4(d)(i) or Section 4(d)(ii) of the Plan or the dollar amount subject to the limitation contained in Section 4(d)(iii) of the Plan;

(iv) permits the award of Options or Stock Appreciation Rights at a price less than 100% of the Fair Market Value of a Share on the date of grant of such Option or Stock Appreciation Right, contrary to the provisions of Section 6(a)(i) and Section 6(b)(ii) of the Plan;

(v) permits repricing of Options or Stock Appreciation Rights which is prohibited by Section 3(a)(v) of the Plan ; or

(vi) would cause Section 162(m) to become unavailable with respect to the Plan or permits.

(b) Amendments to Awards.  Subject to the provisions of the Plan, the Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. Except as otherwise provided in the Plan, the Committee may amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, but no such action may adversely affect the rights of the holder of such Award without the consent of the Participant or holder or beneficiary thereof. Notwithstanding the foregoing, the Committee shall not waive any conditions or rights of the Company, or otherwise amend or alter any outstanding Award in such a manner as to cause such Award not to constitute “qualified performance-based compensation” within the meaning of Section 162(m) of the Code. The Company intends that Awards under the Plan shall satisfy the requirements of Section 409A to avoid any adverse tax results thereunder, and the Committee shall administer and interpret the Plan and all Award Agreements in a manner consistent with that intent. If any provision of the Plan or an Award Agreement would result in adverse tax consequences under Section 409A, the Committee may amend that provision (or take any other action reasonably necessary) to avoid any adverse tax results and no action taken to comply with Section 409A shall be deemed to impair or otherwise adversely affect the rights of any holder of an Award or beneficiary thereof.

(c) Correction of Defects, Omissions and Inconsistencies.  The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award or Award Agreement in the manner and to the extent it shall deem desirable to implement or maintain the effectiveness of the Plan.

Section 8.  Income Tax Withholding

In order to comply with all applicable federal, state, local or foreign income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state, local or foreign payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of the applicable taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (a) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes (but only to the extent of the minimum amount required to be withheld under applicable laws or regulations) or (b) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

Section 9.  General Provisions

(a) No Rights to Awards.  No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

(b) Award Agreements.  No Participant shall have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company and, if requested by the Company, signed by the Participant, or until such Award Agreement is delivered and accepted through an electronic medium in accordance with procedures established by the Company.

(c) Plan Provisions Control.  In the event that any provision of an Award Agreement conflicts with or is inconsistent in any respect with the terms of the Plan as set forth herein or subsequently amended, the terms of the Plan shall control.

(d) No Rights of Shareholders.  Except with respect to Restricted Stock and Stock Awards, neither a Participant nor the Participant’s legal representative shall be, or have any of the rights and privileges of, a shareholder of the Company with respect to any Shares issuable upon the exercise or payment of any Award, in whole or in part, unless and until such Shares have been issued.

(e) No Limit on Other Compensation Arrangements.  Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation plans or arrangements, and such plans or arrangements may be either generally applicable or applicable only in specific cases.

(f) No Right to Employment.  The grant of an Award shall not be construed as giving a Participant the right to be retained as an employee of the Company or any Affiliate, or the right to be retained as a director, nor will it affect in any way the right of the Company or an Affiliate to terminate a Participant’s employment at any time, with or without cause, or remove a director in accordance with applicable law. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment, or remove a director who is a Participant, free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement. By participating in the Plan, each Participant shall be deemed to have accepted all the conditions of the Plan and the terms and conditions of any rules and regulations adopted by the Committee and shall be fully bound thereby.

(g) Governing Law.  The internal law, and not the law of conflicts, of the State of Minnesota shall govern all questions concerning the validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award.

(h) Severability.  If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

(i) No Trust or Fund Created.  Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(j) Other Benefits.  No compensation or benefit awarded to or realized by any Participant under the Plan shall be included for the purpose of computing such Participant’s compensation or benefits under any pension, retirement, savings, profit sharing, group insurance, disability, severance, termination pay, welfare or other benefit plan of the Company, unless required by law or otherwise provided by such other plan.

(k) No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Share or whether such fractional Share or any rights thereto shall be canceled, terminated or otherwise eliminated.

(l) Headings.  Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(m) Consultation With Professional Tax and Investment Advisors.  The holder of any Award granted hereunder acknowledges that the grant, exercise, vesting or any payment with respect to such an Award, and the sale or other taxable disposition of the Shares acquired pursuant to the Plan, may have tax consequences pursuant to the Code or under local, state or international tax laws. Such a holder further acknowledges that such holder is relying solely and exclusively on the holder’s own professional tax and investment advisors with respect to any and all such matters (and is not relying, in any manner, on the Company or any of its employees or representatives). Finally, such a holder understands and agrees that any and all tax consequences resulting from the Award and its grant, exercise, vesting or any payment with respect thereto, and the sale or other taxable disposition of the Shares acquired pursuant to the Plan, is solely and exclusively the responsibility of such holder without any expectation or understanding that the Company or any of its employees, representatives or Affiliates will pay or reimburse such holder for such taxes or other items.

(n) Forfeiture.  All Awards under this Plan shall be subject to forfeiture and/or penalty conditions or provisions as determined by the Committee and set forth in the applicable Award Agreement. Notwithstanding the foregoing provisions, unless otherwise provided by the Committee in the applicable Award Agreement, this Section 9(n) shall not be applicable to any Participant following a Change in Control.

(o) Foreign Employees and Foreign Law Considerations.  The Committee may grant Awards to Eligible Persons who are foreign nationals, who are located outside the United States, who are United States citizens or resident aliens on global assignments in foreign nations, who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, or subplans as may be necessary or advisable to comply with such legal or regulatory provisions.

(p) Blackout Periods.  Notwithstanding any other provision of this Plan or any Award to the contrary, the Company shall have the authority to establish any “blackout” period that the Company deems necessary or advisable with respect to any or all Awards.

Section 10.  Effective Date of the Plan

The Plan shall be subject to approval by the shareholders of the Company at the annual meeting of shareholders of the Company to be held on January 28, 2010, and the Plan shall be effective as of the date of such shareholder approval.

Section 11.  Term of the Plan

No Award shall be granted under the Plan after ten years from the date of shareholder approval or any earlier date of discontinuation or termination established pursuant to Section 7(a) of the Plan; provided, however, that in the case of a Performance Award intended to be “qualified performance-based compensation,” no such Performance Award shall be granted under the Plan after the fifth year following the year in which shareholders approved the Performance Goals unless and until the Performance Goals are re-approved by the shareholders. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such dates, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board to amend the Plan, shall extend beyond the termination of the Plan.

ROCHESTER MEDICAL CORPORATION
ANNUAL MEETING OF SHAREHOLDERS
Thursday, January 28, 2010
3:30 p.m. CST
Minneapolis Hilton and Towers Hotel
1001 Marquette Avenue
Minneapolis, MN 55403

Rochester Medical Corporation One Rochester Medical Drive Stewartville, MN 55976
proxy

This Proxy is Solicited on Behalf of The Board of Directors for use at the Annual Meeting on January 28, 2010.
The undersigned, having duly received the Notice of Annual Meeting and Proxy Statement dated December 18, 2009, revoking any proxy previously given, hereby appoints Anthony J. Conway and David A. Jonas as Proxies (each with the power to act alone and with the power of substitution and revocation) to represent the undersigned and to vote, as designated below, all Common Shares of Rochester Medical Corporation held of record by the undersigned on December 11, 2009, at the 2010 Annual Meeting of Shareholders to be held Thursday, January 28, 2010, at the Minneapolis Hilton and Towers Hotel, 1001 Marquette Avenue, Minneapolis, Minnesota 55403, at 3:30 p.m. CST, and any adjournment(s) thereof, and, in their discretion, upon any other matters which may be brought before the meeting.
If this signed proxy card contains no specific voting instructions, my (our) shares will be voted as recommended by the Directors.
See reverse for voting instructions.

ADDRESS BLOCK

COMPANY #

Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week
Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET – www.eproxy.com/rocm

Use the Internet to vote your proxy until 12:00 p.m. (CT) on January 27, 2010.

Please have your proxy card and the last four digits of your Social Security Number or Tax Identificaction Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

PHONE – 1-800-560-1965

Use any touch-tone telephone to vote your proxy until 12:00 p.m. (CT) on January 27, 2010.

Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

Mail – Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Rochester Medical Corporation, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.
If you vote by Phone or Internet,
please do not mail your Proxy Card

ò Please detach here ò

1.	Election of Five Directors:	01 Darnell L. Boehm	04 Roger W. Schnobrich
		02 Anthony J. Conway	05 Benson Smith
03 David A. Jonas

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Approval of the Rochester Medical Corporation 2010 Stock Incentive Plan

3.	Ratification of selection of Grant Thornton LLP as independent auditor for the fiscal year ending September 30, 2010

☐	Vote FOR all nominees (except as marked to	☐	Vote WITHHELD from all nominees
the contrary)

☐	For ☐ Against ☐ Abstain

☐	For ☐ Against ☐ Abstain

4.
In their discretion, the Proxies are authorized to vote upon other business of which the Board of Directors is presently unaware and which may properly come before the meeting, and for the election of any person as a member of the Board of Directors if a nominee named in the accompanying Proxy Statement is unable to serve or for good cause will not serve.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER OR, IF NO DIRECTION IS GIVEN, THIS PROXY SHALL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED IN ITEM 1, FOR ITEMS 2 AND 3, AND UPON ALL OTHER MATTERS, THE PROXIES SHALL VOTE AS THEY DEEM IN THE BEST INTERESTS OF THE COMPANY.

Address Change? Mark Box ☐ Indicate changes below:
Date

Signature(s) in Box

Please sign exactly as name appears at left. When shares are held by joint tenants, both should sign. If signing as attorney, executor, administrator or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.